     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 1999
                                                      REGISTRATION NO. 333-76765


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                          PRE-EFFECTIVE AMENDMENT NO. 1

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                  OWENS CORNING                                              OWENS CORNING
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)                         CAPITAL II
                                                                              OWENS CORNING
                                                                                CAPITAL IV
                                                                  (EXACT NAME OF REGISTRANT AS SPECIFIED
                                                                         IN ITS CERTIFICATE OF TRUST)
                    DELAWARE                                                      DELAWARE
          (STATE OR OTHER JURISDICTION OF                              (STATE OR OTHER JURISDICTION OF
          INCORPORATION OR ORGANIZATION)                                INCORPORATION OR ORGANIZATION)



                  34-4323452                                                     31-6560375
                                                                                 52-6995023
               (I.R.S EMPLOYER                                                (I.R.S. EMPLOYER
              IDENTIFICATION NO.)                                            IDENTIFICATION NO.)


           ONE OWENS CORNING PARKWAY                                          C/O OWENS CORNING
             TOLEDO, OHIO  43659                                           ONE OWENS CORNING PARKWAY
               (419) 248-8000                                                 TOLEDO, OHIO  43659
                                                                                (419) 248-8000
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES)            INCLUDING AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES)


                                 --------------
                              MAURA J. ABELN, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                  OWENS CORNING
                            ONE OWENS CORNING PARKWAY
                               TOLEDO, OHIO 43659
                                 (419) 248-8000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                      OF AGENT FOR SERVICE OF REGISTRANT)
                                 --------------
                  Please send copies of all communications to:

                             DANIELLE CARBONE, ESQ.
                               SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 848-4000
                                 --------------

                         CALCULATION OF REGISTRATION FEE


===================================================================================================================================
           TITLE OF EACH CLASS OF                            AMOUNT TO         PROPOSED         PROPOSED MAXIMUM        AMOUNT OF
         SECURITIES TO BE REGISTERED                        BE REGISTERED       MAXIMUM             AGGREGATE       REGISTRATION FEE
                                                                           AGGREGATE OFFERING    OFFERING PRICE(2)
                                                                            PRICE PER UNIT(1)
-----------------------------------------------------------------------------------------------------------------------------------

Debt Securities of Owens Corning (2)..............

---------------------------------------------------------
Preferred Stock of Owens Corning, no par value....

---------------------------------------------------------
Common Stock of Owens Corning, $.10 par value (3)(4)

---------------------------------------------------------
Warrants of Owens Corning (5).....................

---------------------------------------------------------
Stock Purchase Contracts of Owens Corning (6).....

---------------------------------------------------------
Stock Purchase Units of Owens Corning (7).........

---------------------------------------------------------
Junior Subordinated Deferrable Interest Debentures of
Owens Corning.....................................
---------------------------------------------------------
Preferred Securities of Owens Corning Capital II..

---------------------------------------------------------
Preferred Securities of Owens Corning Capital IV..

---------------------------------------------------------
Guarantees by Owens Corning with respect to Preferred
Securities of Owens Corning Capital II and Owens Corning                                                              $125,100(11)
Capital IV (8)....................................          $450,000,000(9)       100%          $450,000,000(9)(10)
---------------------------------------------------------
Total.............................................

===================================================================================================================================

===================================================================================================================================




(1) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o).
(2) Also includes such indeterminate principal amount of Debt Securities issuable upon exercise of Warrants or upon conversion of or exchange for any other securities registered hereunder.

(3) Also includes such indeterminate number of shares of Common Stock as may be issued upon exercise of Warrants or upon conversion of or exchange for Preferred Stock that provide for conversion into or exchange for Common Stock.

(4) Includes preferred stock purchase rights. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the Common Stock.
(5) Warrants may be sold separately or with any of the other securities registered hereunder.
(6)  Represents contracts to purchase Preferred Stock or Common Stock.
(7) Represents ownership of Stock Purchase Contracts and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities.
(8) This Registration Statement is deemed to include the obligations of Owens Corning under the Junior Subordinated Deferrable Interest Debentures, the related Subordinated Indenture, the Trust Agreements, the Preferred Securities, the Guarantees and the Expense Agreements as described in the Registration Statement.
(9) Such amount represents the aggregate principal amount of Debt Securities and Junior Subordinated Deferrable Interest Debentures issued at their principal amount, the aggregate issue price (rather than the principal amount) of any Debt Securities and Junior Subordinated Deferrable Interest Debentures issued at an original issue discount, the aggregate liquidation preference of any Preferred Stock, the aggregate amount used when computing the registration fee pursuant to Rule 457(c) for any Common Stock, the aggregate issue price of any Warrants, the aggregate exercise price of any securities issuable upon the exercise of Warrants and the initial public offering price of any Preferred Securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(10) No separate consideration will be received for the Common Stock, if any, issuable upon conversion of or in exchange for Preferred Stock. No separate consideration will be received for any Junior Subordinated Deferrable Interest Debentures if issued to evidence a loan by Owens Corning Capital II or Owens Corning Capital IV, or for any related Guarantee or Expense Agreement.
(11) The registration fee was previously paid on April 21, 1999.



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective depending upon market conditions and other factors.

                                 -------------

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:[ ]

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

    Pursuant to the provisions of Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to $50,000,000 of unsold Debt Securities of Owens Corning covered by the Registration Statement on Form S-3 (Registration No. 333-47961) of Owens Corning that are being carried forward in connection with this Registration Statement. Such Registration Statement is accordingly amended to reflect the information contained herein. In the event that any of such previously registered securities are offered prior to the effective date of this Registration Statement, the amount of such securities will not be included in any Prospectus hereunder. The amount of securities being registered under this Registration Statement, together with the remaining securities registered under Registration Statement No. 333-47961, represents the maximum amount of securities which are expected to be offered for sale.

                                 -------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                  Subject to Completion, Dated June 15, 1999.

PROSPECTUS

                                  $500,000,000

                                  OWENS CORNING
                                Debt Securities,
                    Preferred Stock, Common Stock, Warrants,
               Stock Purchase Contracts, Stock Purchase Units and
               Junior Subordinated Deferrable Interest Debentures

                            OWENS CORNING CAPITAL II

                            OWENS CORNING CAPITAL IV

                              Preferred Securities
          Fully and unconditionally guaranteed, as described herein, by
                                  OWENS CORNING

                              --------------------

    This prospectus provides you with a general description of the securities we may offer. Each time we sell any of the securities described in this prospectus, we will provide the specific terms of the securities in a supplement to this prospectus.

    You should read this prospectus and the relevant prospectus supplement carefully before you invest in any of our securities listed above.

                              --------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    We may sell the securities to or through underwriters, through dealers or agents or directly to purchasers. We will describe the plan of distribution for any particular series of securities in the applicable prospectus supplement.
                             ---------------------


               The date of this prospectus is _____________, 1999.

INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY ANY SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

    Owens Corning files annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol "OWC" and information about us is also available at the New York Stock Exchange.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 by Owens Corning (1) after the date of the filing of this registration statement and prior to its effectiveness and (2) until our offering of securities has been completed.


    - Annual Report on Form 10-K for the year ended December 31, 1998 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

    - Report on Form 8-K filed on February 8, 1999 reporting the notice of date of 1999 Annual Meeting of Stockholders; and

    - Report on Form 8-K filed on April 15, 1999 reporting first quarter results and update on National Settlement Program.


    You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address: Owens Corning World Headquarters, Toledo, Ohio 43659, Attention: Secretary's Office (telephone: (419) 248-8000).

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front page of those documents. Also, you should not assume that there has been no change in the affairs of Owens Corning since the date of this prospectus or any applicable prospectus supplement.

    Owens Corning Capital II and Owens Corning Capital IV (the "trusts") will not be subject to the reporting requirements of the Exchange Act. If the trusts issue preferred securities under this prospectus, we will seek an exemption from the reporting requirements of the Exchange Act for the trusts and will propose to include their summary financial information in a footnote to our consolidated financial statements.


    We do not believe that separate financial statements for the trusts are valuable in this prospectus or in separate Exchange Act filings because:

    - all of the voting securities of the trusts will be owned by Owens Corning, a reporting company under the Exchange Act, and

    - the trusts are special purpose entities with no operating history or independent operations and they are not engaged, nor do they propose to engage, in any activity other than purchasing our junior subordinated debt securities and issuing preferred securities and common securities.

                                  OWENS CORNING

    We are a world leader in providing consumer and industrial customers with building materials systems and composites systems. The building materials are used in residential remodeling and repair, commercial improvement, new residential and commercial construction, and other related markets. Composite materials are used in end-use markets such as building construction, automotive, telecommunications, marine, aerospace, energy, appliance, packaging and electronics. In 1998, our Building Materials segment accounted for 78% of our total sales, and our Composite Materials segment accounted for 22% of total sales.

BUILDING MATERIALS

    Our Building Materials business segment sells a variety of building and home improvement products in three major categories: (1) glass fiber, foam and mineral wool insulation, (2) roofing materials, and (3) exterior products for the home, such as vinyl and metal siding and accessories, vinyl windows and patio doors, rainware (gutters and downspouts), cast stone building products and housewrap. The Owens Corning name, our trademarked color PINK and licensed Pink Panther(TM) icon and our FIBERGLAS(R) trademark enjoy strong brand recognition with consumers in the building materials market.

COMPOSITE MATERIALS

    We are the world's leading producer of glass fiber materials used in composites. Composites are fabricated material systems made up of two or more components (e.g., plastic resin and glass fiber) used in various applications to replace traditional materials, such as aluminum, wood and steel. The global composites industry has expanded to include thousands of end-use applications. The primary end-use markets that we serve are transportation, building construction, electrical/electronics, consumer recreational and infrastructure. In the construction market, the major end-use application for glass fiber is asphalt roofing shingles.

    Our principal executive offices are located at Owens Corning World Headquarters, Toledo, Ohio 43659, and our telephone number is (419) 248-8000. Unless the context indicates otherwise, references in this prospectus to "we" or "Owens Corning" include Owens Corning and its consolidated subsidiaries.

                                   THE ISSUERS


    Owens Corning Capital II and Owens Corning Capital IV are Delaware statutory business trusts sponsored by Owens Corning (each a "trust" and, collectively, the "trusts"). We formed Owens Corning Capital II by executing a declaration of trust and filing a certificate of trust with the Delaware Secretary of State on April 2, 1997. We formed Owens Corning Capital IV by executing a declaration of trust and filing a certificate of trust with the Delaware Secretary of State on June 1, 1999. Wilmington Trust Company also executed each declaration of trust as Delaware trustee. We will amend and restate each trust's declaration of trust in substantially the form filed as an exhibit to this registration statement and file it with the SEC as an exhibit hereto. Each declaration of trust, as amended and restated, is referred to in this prospectus as a "Declaration of Trust". We will qualify each Declaration of Trust as an indenture under the Trust Indenture Act of 1939 ("TIA").

    As presently set forth in their respective Declarations of Trust, each trust exists for the exclusive purposes of:

         - issuing and selling its common securities and preferred securities;

         - using the proceeds from the sale of the common securities and the preferred securities to acquire either (1) junior subordinated deferrable interest debentures issued by Owens Corning, in the case of Owens Corning Capital II or (2) debt securities issued by Owens Corning, in the case of Owens Corning Capital IV; and

         - engaging in only those other activities necessary, convenient or incidental to the activities described above.

    Upon an offering of securities we may amend and restate the Declaration of Trust of Owens Corning Capital II to provide that that trust exists for the purpose of acquiring debt securities issued by Owens Corning other than, or in addition to, junior subordinated deferrable interest debentures. Such other debt securities, if any, will be described in a prospectus supplement and may also include debt securities that are senior or senior subordinated.

    Accordingly, unless otherwise provided in an amended and restated Declaration of Trust, the sole assets of Owens Corning Capital II will be the junior subordinated deferrable interest debentures and the corresponding payments made by Owens Corning under the junior subordinated deferrable interest debentures. The sole assets of Owens Corning Capital IV will be the debt securities and the corresponding payments made by Owens Corning under the debt securities.

     In addition, we have entered into an expense agreement with each trust. Under each agreement, we will reimburse the respective trust for any expenses incurred by the trust in connection with the offering of its preferred securities. For a description of these expense agreements, see "Description of Guarantees--Expense Agreements".

    We will own all of the common securities of each trust. The common securities of each trust will rank equally with the preferred securities of the trust and payments on the common and preferred securities will be made on a pro rata basis, except upon the occurrence and continuance of certain events of default under the applicable Declaration of Trust, as described in this prospectus under "Description of the Preferred Securities--Priority Over Common Securities". We will acquire common securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each trust.

    Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 55 years but may terminate earlier as provided in the applicable Declaration of Trust. Each trust's business is conducted by its trustees, who are appointed by us as holder of the trust's common securities. Wilmington Trust Company is the property trustee ("Property Trustee") and Delaware Trustee ("Delaware Trustee") for each trust. Each trust also has two individual trustees (the "Administrative Trustees"), who are employees, officers or affiliates of Owens Corning. The Property Trustee, the Delaware Trustee and the Administrative Trustees are collectively referred to in this prospectus as the "Issuer Trustees". Wilmington Trust Company, as Property Trustee, will act as sole indenture trustee under each Declaration of Trust for purposes of compliance with the TIA. Wilmington Trust Company will also act as trustee under each guarantee and the Subordinated Indenture.

    The holder of a trust's common securities, or, upon the occurrence and continuation of an event of default with respect to the junior subordinated deferrable interest debentures held by a trust, the holders of a majority of the liquidation preference of preferred securities of the trust, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee of the relevant trust. However, only the holder of common securities of a trust can appoint, remove or replace the Administrative Trustees of the relevant trust. The duties and obligations of each Issuer Trustee are governed by the applicable Declaration of Trust. We will pay all ongoing costs, expenses and liabilities of each trust. The principal executive office of each trust is located at Owens Corning World Headquarters, Toledo, Ohio 43659, and the telephone number is
(419) 248-8000.

                                 USE OF PROCEEDS

    Except as may be otherwise described in a prospectus supplement, the net proceeds from the sale of the securities under this prospectus will be added to our general funds and will be used for working capital and other general corporate purposes including, without limitation, capital expenditures, investments in or loans to subsidiaries, repurchases or redemptions of our outstanding debt securities or other reductions of our outstanding borrowings, possible future business acquisitions, the satisfaction of other obligations or for any other purposes as may be specified in the applicable prospectus supplement.


                                   PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell in one or more offerings up to a total dollar amount of $50 million of unsecured debt securities plus any combination of the following securities up to a total dollar amount of $450 million (or the equivalent of such amounts if any of the securities are denominated in a currency other than U.S. dollars): (1) unsecured debt securities ("Debt Securities"), (2) preferred stock with no par value ("Preferred Stock"), (3) common stock, $0.10 par value per share ("Common Stock"), (4) warrants to purchase our securities, as designated by us at the time of such offering ("Warrants"), (5) stock purchase contracts to purchase Preferred Stock or Common Stock ("Stock Purchase Contracts"), (6) stock purchase units, each representing ownership of a Stock Purchase Contract and Debt Securities, preferred securities of a trust ("Preferred Securities") or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Preferred Stock or Common Stock under a Stock Purchase Contract (the "Stock Purchase Units") and (7) junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). In addition, each of the trusts may also separately offer, under this shelf registration statement, their preferred securities, representing preferred undivided beneficial interests in the assets of the respective trust, which securities would be part of the $450 million aggregate amount of securities registered under this shelf registration statement.

    We refer to the Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units, the Junior Subordinated Debentures and the preferred securities as the "Securities".

                              PROSPECTUS SUPPLEMENT


    This prospectus provides you with a general description of each of the Securities. Each time we or a trust sells Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, such information shall be superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" on page 2 of this prospectus.



                              BOOK-ENTRY SECURITIES

LEGAL OWNERSHIP

    "Street Name" and Other Indirect Holders

    In general, we will not recognize investors who hold Securities in accounts at banks or brokers as the legal holders of Securities. This is called holding in "street name". Instead, we will recognize only the bank or broker or the financial institution that the investor uses to hold its Securities and in whose name the Securities are registered. These intermediary banks, brokers and other financial institutions pass along distributions, dividends, principal, interest and other payments on the Securities pursuant to either their customer agreements or legal requirements. If you hold your Securities in "street name", you should ask your institution:

    -    How does it handle Securities payments and notices?

    -    Does it impose fees or charges?

    -    How would it handle voting if ever required?

    - Whether and how you can instruct it to send you Securities registered in your own name so you can be a registered holder as described below?

    - How would it pursue rights under the Securities if there were a default or other event triggering the need for holders to act to protect their interests?

    Registered Holders

    We, and any third parties employed by us or acting on your behalf (such as trustees, depositories and transfer agents), are obligated only to persons who are registered as holders of Securities. As noted above, we do not have obligations to you if you hold in "street name" or other indirect means, either because you choose to hold Securities in that manner or because the Securities are issued in the form of Global Securities as described below. For example, once we make a payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment to you as a "street name" customer but does not do so.

    What is a Global Security?

    A Global Security is a special type of Security held indirectly by investors. If we issue Securities in the form of a Global Security, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the Global Security be registered in the name of a financial institution we select and by requiring that the Securities included in the Global Security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the Global Security is called the "Depositary". Any person wishing to own a Security issued in the form of a Global Security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary (a "Participant"). The prospectus supplement will indicate whether your series of Securities will be issued only in the form of Global Securities.

    Special Investor Considerations for Global Securities. As an indirect holder, your rights relating to a Global Security will be governed by the account rules of your financial institution and of the Depositary, as well as general laws relating to securities transfers. We would not recognize you as a registered holder of Securities and would deal only with the Depositary that holds the Global Security.

    You should be aware that if Securities are issued only in the form of Global
Securities:

    -    You cannot get Securities registered in your own name.

    - You cannot receive physical certificates for your interest in the Securities.

    - You will be a "street name" holder and must look to your own bank or broker for payments on the Securities and protection of your legal rights relating to the Securities.
         See "'Street Name' and Other Indirect Holders".

    - You may not be able to sell interests in the Securities to some insurance companies and other institutions that are required by law to hold their Securities in the form of physical certificates.

    - The Depositary's policies will govern payments, transfers, exchanges and other matters relating to your interest in the Global Security. Neither we nor anyone other than the Depositary have any responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security. We also do not supervise the Depositary in any way.

    Special Situations when Global Security will be Terminated. In a few special situations, the Global Security will terminate and interests in it will be exchanged for physical certificates representing the Securities. After that exchange, the choice of whether to hold Securities directly or in "street name" will be up to you. You must consult your bank or broker to find out how to have your interests in Securities transferred to your name, so that you will be the registered holder. The rights of "street name" investors and registered holders in the Securities have been previously described in the subsections entitled "'Street Name' and Other Indirect Holders" and "Registered Holders".

    The special situations for termination of a Global Security are:

    - when the Depositary notifies us that it is unwilling, unable or no longer qualified to continue as Depositary;

    -    when we elect to terminate the Global Security; or

    - when an event of default on the Securities has occurred and has not been cured.

The prospectus supplement may also list additional situations for terminating a Global Security that would apply to the particular series of Securities covered by the prospectus supplement. When a Global Security terminates, only the depositary is responsible for selecting the institutions that will be the initial registered holders.


                         DESCRIPTION OF DEBT SECURITIES

    We will issue the Debt Securities in one or more distinct series. This section summarizes terms of the Debt Securities that are common to all series. Most of the financial terms and other specific terms of any series of Debt Securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific Debt Securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement rather than different information below.

    As required by Federal law for all bonds and notes of companies that are publicly offered, the Debt Securities are governed by a document called an indenture. An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default on our obligations under the Indenture. There are some limitations on the extent to which the trustee acts on your behalf, described below under "Events of Default--Remedies if an Event of Default Occurs". Second, the trustee performs certain administrative duties for us.

    Debt Securities will be issued under an indenture dated as of May 5, 1997, as supplemented from time to time (the "Indenture"), between Owens Corning and The Bank of New York, as trustee (the "Trustee"). The Indenture contains the full legal text of the matters described in this section. The Indenture is included as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the Indenture. The Indenture is subject to and governed by the TIA.

    Because this section is a summary, it does not describe every aspect of the Debt Securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of certain terms used in the Indenture. For example, in this section we use capitalized words to signify terms that have been specifically defined in the Indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the Indenture. We also include references in parentheses to certain sections of the Indenture or TIA. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement.

TERMS OF THE DEBT SECURITIES

    The Debt Securities will be unsecured and unsubordinated obligations of Owens Corning and will rank equally with all of our other unsecured and unsubordinated indebtedness.

    The Indenture provides that any Debt Securities proposed to be sold pursuant to this prospectus and any prospectus supplement ("Offered Debt Securities") and any Debt Securities issuable upon the exercise of Warrants or upon conversion or exchange of other Securities we may offer ("Underlying Debt Securities"), as well as other unsecured Debt Securities of Owens Corning, may be issued under the Indenture in one or more series.

    With respect to the Offered Debt Securities and any Underlying Debt Securities, you should read the prospectus supplement for the following terms:

         (1)  The title of the Debt Securities.

         (2) Any limit on the total principal amount of Debt Securities of the series.

         (3) The Person or entity to whom any interest on the Debt Securities will be payable if other than the person or entity in whose name the Debt Security is registered.

         (4) The date or dates (or how such date or dates will be determined) on which the principal and any premium on the Debt Securities will be payable.

         (5) The rate or rates at which the Debt Securities will bear interest, if any, or how such rate or rates will be determined, the interest payment dates and any record dates for the payment of interest.

         (6) If not the principal amount of the Debt Securities, the portion of the principal amount payable upon acceleration of the maturity of the Debt Securities or how this portion will be determined.

         (7) The place or places where the principal of and any premium and interest on the Debt Securities will be payable.

         (8)  Any optional redemption provisions.

         (9) Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities.

         (10) The form of the Debt Securities, including whether the Debt Securities are to be issuable as permanent or temporary Global Securities.

         (11) If other than denominations of $1,000, the denominations in which the Debt Securities will be issued.

         (12) If other than U.S. dollars, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the Debt Securities will be payable.

         (13) Whether the amount of payments of principal of or any premium or interest on the Debt Securities will be determined with reference to an index, formula or other method and how such amounts will be determined.

         (14) The applicability of the provisions of Article Thirteen of the Indenture described under "Defeasance and Covenant Defeasance".


         (15) Any other terms of the Debt Securities.


    The Indenture will not limit the amount of Debt Securities that may be issued as authorized from time to time by Owens Corning. Securities issued under the Indenture, when a single Trustee is acting for all debt securities issued under the Indenture, are referred to as the "Indenture Securities". The Indenture also provides that there may be more than one Trustee under the Indenture, each with respect to one or more different series of Indenture Securities. See "--Resignation of Trustee". At a time when two or more Trustees are acting under the Indenture, each with respect to only certain series, the term "Indenture Securities" means the one or more series of Debt Securities with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee described in this prospectus will extend only to the one or more series of Indenture Securities for which it is Trustee. If two or more Trustees are acting under the Indenture, then the Indenture Securities for which each Trustee is acting would be treated as if issued under separate indentures.


    The Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

    You should carefully review the prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of Owens Corning that are described below, including any addition of a covenant or other provision providing event risk or similar protection.


    We have the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued and, without the consent of the holders of the Indenture Securities, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of that series, unless the reopening was restricted when the series was created.

CONVERSION AND EXCHANGE

    If any Debt Securities are convertible into or exchangeable for other securities, the prospectus supplement will explain terms and conditions of such conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how such period will be determined), if conversion or exchange will be mandatory or at your option or our option, provisions for adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the Debt Securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the Debt Securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

ADDITIONAL MECHANICS

    Form, Exchange and Transfer

    Any Debt Securities will be issuable:


    -    as registered certificated securities without coupons,


    - unless otherwise specified in a prospectus supplement in denominations that are multiples of $1,000, and


    -    in global form. See "Book-Entry Securities".

    You may have your registered Debt Securities separated into more registered Debt Securities of smaller denominations or combined into fewer registered Debt Securities of larger denominations, as long as the total principal amount is not changed.

    You may transfer registered Debt Securities of a series and you may exchange registered Debt Securities of a series at the office of the Trustee. The Trustee will act as Owens Corning's agent for registering certificated Debt Securities in the names of holders and transferring certificated Debt Securities. For this purpose, the Trustee will keep a register in which we will provide for the registration and transfer of Debt Securities. We may change this appointment to another entity or perform the function ourselves. The entity performing the role of maintaining the list of registered holders is called the "Security Registrar". The Security Registrar also will perform transfers.

    You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the Security Registrar is satisfied with your proof of ownership.


    If we have designated additional transfer agents, they will be named in the accompanying prospectus supplement. We may cancel the designation of any particular transfer agent or approve a change in the office through which any transfer agent acts.

    If the Debt Securities are redeemable and we redeem less than all of the Debt Securities of a particular series, we may block the transfer or exchange of Debt Securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of Debt Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Debt Security being partially redeemed.

    If the Offered Debt Securities are redeemable, the procedures for redemption will be described in the accompanying prospectus supplement.

PAYMENT AND PAYING AGENTS

    We will pay interest to you, if you are listed in the Trustee's records as the owner of your Debt Security at the close of business on a particular day in advance of each due date for interest on your Debt Security even if you no longer own the Debt Security, on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "Regular Record Date" and is defined in the prospectus supplement, while persons who are listed in the Trustee's records as the owners of Debt Securities at the close of business on a particular day are referred to as "Holders". Persons buying and selling Debt Securities must agree among themselves the appropriate purchase price by taking into account that we will pay all the interest for an interest period to the Holders on the Record Date. The most common manner is to adjust the sales price of the Debt Securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest".

    We will deposit interest, principal and any other money due on the Debt Securities with the paying agent specified in the prospectus supplement. The paying agent will pay the principal of or any premium or interest on the Debt Securities on our behalf. If the paying agent is not the Trustee, we will cause the paying agent to agree in writing that it will (1) comply with applicable provisions of the Trust Indenture Act, and (2) if the Trustee requests in writing, upon any continuing default in any payment on the Debt Securities of your series, pay to the Trustee all sums held by it for payment of that series.


EVENTS OF DEFAULT

    You will have special rights if an Event of Default occurs in respect of the Debt Securities of your series and is not cured, as described later in this subsection.

    What Is An Event of Default?

    The term "Event of Default" in respect of the Debt Securities of any series means any one of the following events:


    - We do not pay the principal of or any premium on a Debt Security of the series on its due date.

    - We do not pay interest on a Debt Security of the series within 30 days of its due date.

    - We do not deposit any sinking fund payment in respect of Debt Securities of the series on its due date.

    - We remain in breach of a covenant or warranty in respect of Debt Securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or Holders of 25% of the principal amount of Debt Securities of the series.


    - An event of default occurs with respect to any other indebtedness of Owens Corning or any of its Restricted Subsidiaries resulting in more than $25,000,000 of such indebtedness being accelerated and declared due and payable prior to the date it would otherwise be due and payable and such event of default continues for 30 days after we receive a written notice of default. The notice must be sent by either the Trustee or Holders of 25% of the principal amount of outstanding Debt Securities.

    - We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.


    - Any other Event of Default described in the prospectus supplement occurs in respect of Debt Securities of the series.

    An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indenture.

    Remedies If an Event of Default Occurs.


    If an Event of Default has occurred and has not been cured, the Trustee or the Holders of 25% in principal amount of the Debt Securities of the affected series may declare the entire principal amount of all the Debt Securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. Under certain circumstances, a declaration of acceleration of maturity may be canceled by the Holders of at least a majority in principal amount of the Debt Securities of the affected series.

    Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is offered, the Holders of a majority in principal amount of the outstanding Debt Securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of such right, remedy or Event of Default.


    Before you are allowed to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Debt Securities, the following must occur:

    - You must give the Trustee written notice that an Event of Default has occurred and remains uncured.

    - The Holders of 25% in principal amount of all outstanding Debt Securities of the relevant series must make a written request that the Trustee take action because of the default and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.

    - The Trustee must not have instituted suit for 60 days after receipt of the above notice and offer of indemnity.


    - The Holders of a majority in principal amount of the Debt Securities must not have given the Trustee a direction inconsistent with the above notice during the 60-day period.

    However, notwithstanding the foregoing limitations, you are entitled to bring a lawsuit for the payment of money due on your Debt Securities at any time on or after the due date.


    Holders of a majority in principal amount of the Debt Securities of the affected series may waive any past defaults, except a default (1) in payment of principal or any premium or interest or (2) in respect of a covenant that cannot be modified or amended without the consent of each Holder.


    Each year, we will furnish to the Trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the terms of the Indenture and the Debt Securities, or else specifying any default.


MERGER OR CONSOLIDATION

    Under the terms of the Indenture, we are generally permitted to consolidate or merge with another firm. We are also permitted to sell all or substantially all of our assets to another firm. However, we may not take any of these actions unless all the following conditions are met:


    - We are the surviving company or where we merge out of existence or sell our assets, the other firm must be a U.S. company and must agree to be legally responsible for the Debt Securities under a supplemental indenture.

    - The merger or sale of assets must not cause a default on the Debt Securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described under "--Events of Default--What is an Event of Default?" A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

    - No merger or sale of assets may be made if it would cause any U.S. property or assets of Owens Corning or of the surviving entity, or the stock or Debt of any subsidiary, to become subject to any mortgage, lien or other encumbrance. This condition does not apply if such mortgage, lien or other encumbrance could be created pursuant to
         Section 1008 of the Indenture (see "--Restrictive Covenants Applicable to Owens Corning--Limitation on Liens" below) without equally and ratably securing the Indenture Securities or if such Indenture Securities are secured equally and ratably with or prior to the debt secured by such mortgage, lien or other encumbrance.

    - We deliver certain certificates and documents to the Trustee if required by the Indenture.

    - We satisfy any other requirements specified in the prospectus supplement.

MODIFICATION OR WAIVER

    Changes Not Requiring Consent.

    There are changes that can be made to your Debt Securities without your specific approval. These changes are:

    - to evidence the succession of another company to Owens Corning's obligations under the Debt Securities and Indenture;

    - to add covenants under the Indenture for the benefit of the Holders of any series of Debt Securities or to surrender a power given to Owens Corning by the Indenture;

    -    to add any additional Events of Default;

    - to add or change any provisions necessary to facilitate the issuance of Debt Securities in bearer form or as book-entry securities;

    - to add or change any provisions affecting only Debt Securities not yet issued;

    -    to secure the Debt Securities;

    -    to establish the form or terms of any Debt Securities of any series;

    - to evidence or provide for successor Trustees or to add or change any provisions necessary to provide for the appointment of separate Trustees for specific series of Debt Securities;

    - to permit payment in respect of Debt Securities in bearer form to the extent permitted by law; or

    - to cure any ambiguity or to correct or supplement any mistaken or inconsistent provisions or any other provisions with respect to which questions have arisen under the Indenture; provided that any such action (other than with respect to a mistaken provision) does not adversely affect the interests of the Holders of any series of Debt Securities in any material respect.

    Changes Requiring a Majority Vote.


    The Holders of at least a majority in aggregate principal amount of outstanding Debt Securities of any series may, on behalf of all Holders of such series:

    - waive compliance by Owens Corning with certain restrictive provisions of the Indenture or


    - waive any past default under the Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holders of each affected outstanding Debt Security of such series.


    Unless otherwise provided below, with the consent of the Holders of outstanding Debt Securities owning a majority of the principal amount of the particular series affected, a supplemental indenture may be entered into changing or eliminating any provisions in the Indenture and the outstanding Debt Securities.


    Changes Requiring Vote of All Holders

    However, all Holders of each Debt Security affected must consent to the following changes:

    - any change in the stated maturity of the principal or any installment of principal or interest on any Debt Security;

    - a reduction in the principal amount of, or premium, if any, or interest on any Debt Security (including the amount payable for an original issue discount Debt Security upon acceleration of maturity);

    - a change in the place or currency of payment of principal, or premium, if any, or interest on any Debt Security;

    - an impairment of the right of any Holder to bring an action for enforcement of any payment on a Debt Security on or after the stated maturity (or on or after a redemption date); or


    - a reduction in the percentage in principal amount of outstanding Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture, to waive compliance with certain provisions of the Indenture or to waive an Event of Default.

    Further Details Concerning Voting

    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a Debt Security:

    - For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the Debt Securities were accelerated to that date because of a default.

    - For Debt Securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that Debt Security described in the prospectus supplement.

    - For Debt Securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

    Debt Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt Securities will also not be eligible to vote if they have been fully defeased as described later under "--Defeasance--Full Defeasance".

    We will generally be entitled to set any day as a record date for the purpose of determining the Holders of outstanding Debt Securities that are entitled to vote or take other action under the Indenture. If we set a record date for a vote or other action to be taken by Holders of a particular series, that vote or action may be taken only by persons who are Holders of outstanding Debt Securities of that series on the record date.

DEFEASANCE

    The following discussion of full defeasance and covenant defeasance will be applicable to your series of Debt Securities only if we choose to have them apply to that series. In that event, we will specify the choice in the prospectus supplement.

    Full Defeasance.

    If there is a change in federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the Debt Securities (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

    - We must deposit in trust for your benefit and the benefit of all other direct Holders of the Debt Securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Debt Securities on their various due dates.


    - We must deliver to the Trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the Debt Securities any differently than if we did not make the above deposit. Under current federal tax law, the deposit and our legal release from the Debt Securities would be treated as though we paid you your share of the cash and notes or bonds at the time such cash and notes or bonds are deposited in trust in exchange for your Debt Securities and you would recognize gain or loss on the Debt Securities at the time of the deposit.


If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Debt Securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

    Covenant Defeasance

    Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the Indenture. This is called "covenant defeasance". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and U.S. government debt securities set aside in trust to repay the Debt Securities. In order to achieve covenant defeasance, we must do the following:

    - We must deposit in trust for your benefit and the benefit of all other direct Holders of the Debt Securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Debt Securities on their various due dates.


    - We must deliver to the Trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the Debt Securities any differently than if we did not make the deposit and just repaid the Debt Securities ourselves.


    If we accomplish covenant defeasance, you can still look to us for repayment of the Debt Securities if there were a shortfall in the trust deposit or the Trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Debt Securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

BOOK-ENTRY DEBT SECURITIES

    The Debt Securities will be issued in the form of one or more Global Securities. See "Book-Entry Securities" for additional information about your limited rights as the beneficial owner of a Global Security.

RESIGNATION OF TRUSTEE

    Each Trustee may resign or be removed with respect to one or more series of Indenture Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under the Indenture, each such Trustee will be a Trustee of a trust separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

RESTRICTIVE COVENANTS APPLICABLE TO OWENS CORNING

    Limitation on Liens

    We will not, and we will not permit any Subsidiary (defined below) to, incur, issue, assume or guarantee any (1) notes, (2) bonds, (3) debentures or
(4) other similar evidences of indebtedness for money borrowed ((1)-(4) are collectively referred to as "Debt"), secured by pledge of, or mortgage or other lien (each a "Mortgage" or "Mortgages") on, (a) any Principal Property (as defined below) owned by us or any Restricted Subsidiary (defined below), or (b) any shares of stock or Debt of any Restricted Subsidiary. However we may incur, issue, assume or guarantee new Debt secured by a Mortgage if we effectively provide that our outstanding Debt Securities (together with, if we so determine, any of our other Debt or a subsidiary's Debt then existing or thereafter created which is not subordinate to the Debt Securities) shall be secured equally and ratably with (or prior to) the secured Debt, so long as the secured Debt shall be so secured.

    If, after giving effect to any new secured Debt, the aggregate amount of all of our secured Debt, plus all of the Attributable Debt (as defined below) of Owens Corning and its Restricted Subsidiaries in respect of sale and leaseback transactions (defined in the next covenant), and otherwise prohibited by the Indenture, would not exceed 10% of our Consolidated Net Tangible

Assets (defined below), then the restrictions described above will not be applicable to this new secured Debt.

    In addition, this covenant will not apply to, and there shall be excluded from secured Debt in any computation under this covenant, Debt secured by:

         (1) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

         (2)  Mortgages in favor of Owens Corning or any Restricted Subsidiary;

         (3) Mortgages in favor of the United States of America, or any of its agencies, departments or other instrumentalities, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

         (4)  Mortgages on property, shares of stock or Debt:

              (a) existing at the time of their acquisition (including acquisition through merger or consolidation), or

              (b) to secure the payment of all or any part of their purchase price or construction cost, or

              (c) to secure any Debt incurred prior to, at the time of, or within 120 days after, the acquisition of such property or shares or Debt or the completion of any such construction for the purpose of financing all or any part of the purchase price or construction cost thereof; and

         (5) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in clauses (1) to (4) above, inclusive; provided that (a) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (b) the Debt secured by such Mortgage at such time is not increased.

    "Attributable Debt" means the total net amount of rent required to be paid by a person under a lease during the remaining term of the lease, discounted from the respective due dates of the lease payments to the calculation date at a rate of 12% per year compounded semi-annually. The net amount of rent payable by this person under the lease will exclude amounts required to be paid for maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

In the case of any lease which is terminable by the lessee upon the payment of a penalty, the net rent amount will include the amount of the penalty, but exclude rental payments owed subsequent to the first date upon which the lease may be terminated.

    "Consolidated Net Tangible Assets" means the aggregate amount of assets after deducting:

         (a) all current liabilities (excluding Funded Debt), and

         (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles,

as such amounts are set forth in our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

    "Funded Debt" means all indebtedness for money borrowed, or evidenced by a bond, debenture, note or similar instrument or agreement whether or not for money borrowed, having a maturity of more than 12 months from the date of determination of this amount, or having a maturity of less than 12 months, but by its terms being renewable or extendable beyond 12 months from this calculation date at the option of the borrower.

    "Principal Property" means any building, structure or other facility, together with the land on which it is erected and the fixtures comprising a part of such property, used primarily for manufacturing, processing or warehousing and located in the United States that has a gross book value (without deduction of any depreciation reserves) on the date on which such determination is made in excess of 1% of Consolidated Net Tangible Assets. However, for purposes of this calculation, portions of the building or facility that are (1) pollution control facilities financed by a state or local government or (2) deemed by our board of directors to be immaterial to the business of Owens Corning and its Subsidiaries as an entirety, will not be included.

    A "Restricted Subsidiary" is any subsidiary of Owens Corning that owns any Principal Property.

    A "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Owens Corning or by one or more Subsidiaries. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

    Limitation on Sales and Leasebacks

    A sale and leaseback transaction, for purposes of this prospectus, is an arrangement with any bank, insurance company or other lender or investor, or to which any such lender or investor is a party, through which Owens Corning or any Restricted Subsidiary leases any Principal Property owned or previously owned by Owens Corning or such Restricted Subsidiary which we have sold or plan to sell to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of the Principal Property. The Principal Property that is the subject of the sale and leaseback transaction must be sold more than 120 days after we acquired it or after the completion of construction and commencement of full operation of the Principal Property. In addition, the term of the lease must be in excess of three years, including renewals of the lease. Any similar arrangement with Owens Corning or a Restricted Subsidiary is not considered a sale and leaseback transaction.

    We will not, and we will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction unless either:

         (1) Owens Corning or such Restricted Subsidiary could create Debt secured by a Mortgage pursuant to the Limitations on Liens covenant, described above, on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing our outstanding Debt Securities, or

         (2) Owens Corning, within 120 days after Owens Corning or a Restricted Subsidiary effects the sale or transfer of the Principal Property, applies an amount equal to the greater of:

             (a) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or

             (b) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following officers or directors of Owens
         Corning: the Chairman of the Board, its President, any Vice President, its Treasurer and its Controller)

    to the retirement of Funded Debt of Owens Corning. However, the amount to be applied to the retirement of Owens Corning's Funded Debt shall be reduced by:

             (x) the principal amount of any Debt Securities delivered within 120 days after such sale to the Trustee for retirement and cancellation and

             (y) the principal amount of Funded Debt, other than Debt Securities, voluntarily retired by Owens Corning within 120 days after such sale.

    Notwithstanding the foregoing, no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory prepayment provision.

CERTAIN CONSIDERATIONS RELATING TO FOREIGN CURRENCIES

    Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.


                          DESCRIPTION OF CAPITAL STOCK

    Our Certificate of Incorporation currently authorizes us to issue two classes of stock: (1) 100 million shares of Common Stock, par value $0.10 per share, and (2) 8 million shares of Preferred Stock with no par value. At February 23, 1999, there were 54,351,085 shares of Common Stock outstanding.

    This section summarizes the terms of our Common Stock and Preferred Stock. The terms of these securities are subject to, and qualified by reference to the General Corporation Law of Delaware, our Certificate of Incorporation (including the Certificate of Designation of our Series A Participating Preferred Stock and the Certificate of Increase of Designation of Series A Participating Preferred Stock) and the 1996 Rights Agreement. Each of these documents, except for the General Corporation Law of Delaware, is included as an exhibit to the registration statement of which this prospectus forms a part.

COMMON STOCK

    Each outstanding share of Common Stock is entitled to one vote. The Common Stock does not have cumulative voting rights for the election of directors, which means that shareholders receive only one vote per share irrespective of the number of directors to be elected. Therefore, if a shareholder owns 100 shares, and two directors are to be elected, the shareholder can vote a maximum of 100 shares for any single candidate. Cumulative voting would allow a shareholder to cast 200 votes for one candidate. The absence of cumulative voting allows holders of over 50% of our Common Stock to elect 100% of our directors.

    Subject to the limitations contained in our debt instruments and after we provide for the payment of dividends on any series of outstanding Preferred Stock, holders of Common Stock are entitled to receive any dividends declared by our board of directors.

    The Common Stock has no conversion rights and is not redeemable. No holder of Common Stock has any preemptive right to subscribe for any stock or other securities of Owens Corning that may be issued.

    In the event of the dissolution, liquidation or winding up of Owens Corning, or upon any distribution of our assets, holders of Common Stock will be entitled to receive a pro rata portion of all of the assets available for distribution to stockholders, subject to any preferential right which may be accorded to any series of Preferred Stock which might be issued.

    The Common Stock is listed on the New York Stock Exchange under the trading symbol "OWC". The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK

    The specific terms of any Preferred Stock proposed to be sold pursuant to this prospectus and any prospectus supplement will be described in the prospectus supplement. If so indicated in the prospectus supplement, the terms of the offered Preferred Stock may differ from the terms set forth below.

    Terms of Preferred Stock

    Unless otherwise specified in the prospectus supplement relating to the offered Preferred Stock, each series of Preferred Stock will rank equally as to dividends and distribution of assets upon liquidation and in all other respects with all other Preferred Stock.

    You should read the prospectus supplement relating to the Preferred Stock offered thereby for specific terms, including:

         (1) The title and stated value of the Preferred Stock.

         (2) The number of shares of the Preferred Stock offered, the liquidation preference per share and the offering price of the Preferred Stock.

         (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating dividends applicable to the Preferred Stock.

         (4) The date from which dividends on the Preferred Stock will accumulate, if applicable.

         (5) The liquidation rights of the Preferred Stock.

         (6) The procedures for any auction and remarketing, if any, of the Preferred Stock.

         (7) The sinking fund provisions, if any, for the Preferred Stock.

         (8) The redemption provisions, if applicable, of the Preferred Stock.

         (9) Whether the Preferred Stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same).

         (10) Whether the Preferred Stock will have voting rights and the terms of the Preferred Stock, if any.

         (11) Whether the Preferred Stock will be listed on any securities exchange.

         (12) Whether the Preferred Stock will be issued with any other securities.

         (13) Any other specific terms, preferences or rights of, or limitations or restrictions on, the Preferred Stock.

    Subject to our Certificate of Incorporation and to any limitations contained in outstanding Preferred Stock, we may issue additional series of Preferred Stock, at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, as our board of directors or any of its duly authorized committees may determine, all without further action of the stockholders, including holders of any of our then outstanding Preferred Stock. We may also include provisions in any series of Preferred Stock, such as extraordinary voting, dividend, redemption or conversion rights, which could discourage an unsolicited tender offer or takeover proposal.

    If applicable, the prospectus supplement will also set forth information concerning any other Securities offered thereby and a discussion of the material federal income tax considerations relevant thereto.

    Series A Preferred Stock

    Out of the authorized Preferred Stock, we have designated 750,000 shares of Series A Participating Preferred Stock ("Series A Preferred Stock"), the terms of which are summarized below. Each outstanding share of Common Stock includes a right, which expires December 30, 2006, to purchase one one-hundredth of a share of Series A Preferred Stock, which Rights are listed on the New York Stock Exchange and the terms of which are summarized below under "--1996 Preferred Share Purchase Rights".

    DIVIDENDS

    Holders of shares of Series A Preferred Stock are entitled to received dividends when, as and if declared in cash on January 1, April 1, July 1 and October 1 of each year. The annual rate of the dividends is (1) $10.00 per share or (2) 100 times the aggregate per share amount of dividends or other distributions on the Common Stock (excluding dividends payable in Common Stock) since the last dividend payment date for the Series A Preferred Stock. Accrued but unpaid dividends accumulate but do not accrue interest.

    With respect to dividends and distributions, the Series A Preferred Stock ranks:

    -    senior to the Common Stock; and

    - junior to any series of Preferred Stock unless our Restated Certificate of Incorporation or a certificate of designation with respect to a subsequent series of our Preferred Stock expressly provides that it ranks senior to the Series A Preferred Stock for dividends and the distribution of assets on liquidation, dissolution or winding-up.

    If dividends or distributions payable on the Series A Preferred Stock are in arrears, we (1) may not pay dividends or distributions on the Common Stock or any other capital stock that ranks junior to the Series A Preferred Stock and
(2) may not declare or pay dividends or other distributions on any stock that ranks equally with the Series A Preferred Stock except for dividends shared ratably among the holders of the Series A Preferred Stock and all such equally ranking stock.

    LIQUIDATION RIGHTS

    If we liquidate, dissolve or wind-up, holders of Series A Preferred Stock will receive the higher of (1) $100.00 per share, plus accrued and unpaid dividends to the payment date, or (2) 100 times the aggregate per share amount to be distributed to holders of shares of Common Stock, before any payment is made to the holders of Common Stock (or any other stock that ranks junior to the Series A Preferred Stock). If the liquidation amount payable to holders of Series A Preferred Stock and any other stock that ranks equally with the Series A Preferred Stock is not paid in full, these holders will share in any distribution pro rata based on the liquidation value per share.

    CONSOLIDATION AND MERGER RIGHTS

    If we consolidate, merge or combine with another entity or enter into any other transaction in which our Common Stock is exchanged for other stock or securities, cash and/or any other property, each share of Series A Preferred Stock will simultaneously be exchanged for an amount equal to 100 times the aggregate amount of stock or securities, cash and/or other property for which each share of Common Stock is exchanged.

    LIMITATION ON SHARE REPURCHASE

    If dividends or distributions payable on the Series A Preferred Stock are in arrears, the Company may not redeem, purchase, or otherwise acquire for consideration (1) any stock of the Company that ranks equally with the Series A Preferred Stock, except in exchange for shares of any stock of the Company ranking junior to the Series A Preferred Stock or (2) any shares of Series A Preferred Stock or any stock of the Company that ranks equally with the Series A Preferred Stock, except through a purchase offer made in writing or by publication to all holders of such shares on terms that our board of directors determines will result in fair and equitable treatment among the respective series or classes of shares.

    VOTING RIGHTS

    Each share of Series A Preferred Stock entitles the holder to 100 votes on all matters submitted to a vote of our stockholders. Holders of Series A Preferred Stock, Common Stock and any other capital stock of Owens Corning will vote together as one class.

    If, at the time of our annual stockholders' meeting for the election of directors, we are in default on at least six quarterly dividend payments on the Series A Preferred Stock, the number of directors on our board will be increased by two and the holders of Series A Preferred Stock, voting separately as a class, will be entitled to elect those two additional directors. This right will continue at each subsequent annual meeting until all dividends in arrears have been paid or declared and set apart for payment. Upon termination of these voting rights, the terms of the two additional directors will terminate immediately and the number of directors on our board will be reduced by two.

    OTHER FEATURES

    The shares of Series A Preferred Stock are not redeemable and may be issued in fractions of a share (in one one-hundredth of a share and multiples of one one-hundredth).

    1996 PREFERRED SHARE PURCHASE RIGHTS

    Under a Rights Agreement, dated as of December 12, 1996, between Owens Corning and The Chase Manhattan Bank, as rights agent, each outstanding share of our Common Stock is coupled with a right to purchase one one-hundredth of a share of Series A Preferred Stock for $190.

    The rights detach from the Common Stock and become exercisable ten business days after a person or group acquires, or announces a tender offer for, 15% or more of our outstanding Common Stock. We can redeem the rights for one cent per right at any time prior to public announcement or notice to us of such an acquisition or tender offer. After the announcement of the acquisition or tender offer, but before the person or group acquires 50% or more of the outstanding Common Stock, our board of directors may exchange one share of Common Stock for each outstanding right, except for rights held by the acquiring person or group. If we are subsequently acquired in a merger or other business combination, the right will entitle the holder to receive, upon exercise, that number of shares of the acquiror's common stock having a market value of two times the exercise price of the right. If we are the surviving corporation and our Common Stock is changed or exchanged, the right will entitle the holder, upon exercise, to receive that number of shares of Common Stock having a market value of two times the exercise price of the right.

    One right will attach to each newly issued share of Common Stock until the rights detach from the Common Stock or until the rights are terminated or redeemed. The rights will expire on December 30, 2006.

    ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW AND CERTIFICATE OF INCORPORATION

    We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years after the date of the transaction in which the person becomes an interested stockholder, unless the combination is approved by the corporation's board and shareholders in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock.

    In addition to Section 203 of the General Corporation Law of Delaware and the Preferred Share Purchase Rights, our charter contains several provisions that may discourage certain transactions involving an actual or threatened change of control of Owens Corning. For example, our Certificate of Incorporation requires certain business combinations involving Owens Corning and a holder of 10% or more of its voting securities to be approved by at least 662/3% of all shares having voting rights.

    The provisions of the Delaware General Corporation Law and our Certificate of Incorporation described above and the Rights Agreement effectively encourage persons seeking control of Owens Corning to consult first with our board of directors to negotiate the terms of any proposed business combination or offer. They may, however, also have the effect of discouraging a third party from attempting to acquire control of Owens Corning. Since these provisions are designed to discourage accumulations of large blocks of stock by third parties who wish to gain control of Owens Corning, they may also reduce the temporary market price fluctuations caused by such accumulations.

    Transfer Agent and Registrar

    Our transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, located in New York, New York.


                             DESCRIPTION OF WARRANTS

    We may issue Warrants, including Warrants to purchase Debt Securities, Preferred Stock, Common Stock or other of our securities. Warrants may be issued independently or together with any of our securities and may be attached to or separate from our securities. The Warrants are to be issued under warrant agreements to be entered into between Owens Corning and a bank or trust company, as warrant agent.

    The specific terms of the Warrants and the related warrant agreement will be described in the prospectus supplement relating to the Warrants being offered. A copy of the form of warrant agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the Warrants described below and that will be described in the applicable prospectus supplement are not complete and are qualified by reference to the warrant agreement and warrant certificate relating to such Warrants.

TERMS OF DEBT WARRANTS

    The applicable prospectus supplement will describe the terms of Warrants to purchase Debt Securities ("Debt Warrants"), warrant agreements relating to the Debt Warrants and warrant certificates representing the Debt Warrants, including the following:

         (1)  The title and aggregate number of Debt Warrants.

         (2) The title, rank, aggregate principal amount and terms of the underlying Debt Securities purchasable upon exercise of the Debt Warrants.

         (3) The principal amount of underlying Debt Securities that may be purchased upon exercise of each Debt Warrant and the price or the manner of determining the price at which such principal amount may be purchased upon such exercise.

         (4) The procedures and conditions relating to the exercise of the Debt Warrants and the expiration date of the Debt Warrants.

         (5)  Any optional redemption terms.

         (6) Whether certificates evidencing the Debt Warrants ("Debt Warrant Certificates") will be issued in registered form and, if so, where they may be transferred and exchanged.

         (7) Whether the Debt Warrants are to be issued with any Debt Securities or any other securities.

         (8) The date, if any, on and after which the Debt Warrants and underlying Debt Securities will be separately transferable.

         (9) If applicable, a discussion of material U.S. federal income tax considerations.

         (10) Any other terms of the Debt Warrants.

         (11) The terms of our securities purchasable upon exercise of the Debt Warrants.

TERMS OF OTHER WARRANTS

    We may also issue Warrants other than Debt Warrants. The applicable prospectus supplement will describe the following terms of any other Warrants, including:

         (1) The title and aggregate number of the Warrants.

         (2) The title and terms of the underlying securities purchasable upon exercise of the Warrants. These underlying securities may include our Preferred Stock or Common Stock.

         (3) The price or prices at which the Warrants will be issued.

         (4) The procedures and conditions relating to the exercise of the Warrants and the expiration date of the Warrants.

         (5) Whether certificates evidencing the Warrants will be issued in registered form, and, if so, where they may be transferred and exchanged.

         (6) The date, if any, on and after which the Warrants and the underlying securities will be separately transferable.

         (7) If applicable, a discussion of material U.S. federal income tax considerations.

         (8) Any other terms of the Warrants.

         (9) The terms of our securities purchasable upon exercise of the Warrants.

EXERCISE OF WARRANTS

    Each Warrant will entitle the holder to purchase for cash or other consideration such amount of underlying securities at the exercise price set forth in, or calculable from, the prospectus supplement relating to the Warrants. After the close of business on the expiration date, unexercised Warrants will become void.

    Upon receipt of payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant agent or any other office indicated by the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchased upon exercise. If less than all the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining Warrants.

MODIFICATIONS

    Unless otherwise specified in the applicable prospectus supplement, we and the Warrant Agent may amend each Warrant Agreement and the terms of the Warrants and the Warrant certificates without the consent of the holders in order to cure any ambiguity, or correct or supplement any defective or inconsistent provision. We are also permitted to make any other change which does not adversely affect the interests of the holders of the Warrants in any material respect.

NO RIGHTS AS HOLDERS OF UNDERLYING SECURITIES

    Before the Warrants are exercised, holders of Warrants are not entitled to payments of principal of, premium, if any, interest, or dividends on the related underlying securities or to exercise any other rights whatsoever as holders of the underlying securities.


                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

    We may issue Stock Purchase Contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The cost of each share of Preferred Stock or Common Stock may be fixed at the time the Stock Purchase Contract is issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.


    The Stock Purchase Contracts may be issued separately or as part of a unit ("Stock Purchase Units"). Each Stock Purchase Unit will consist of a Stock Purchase Contract and Debt Securities, Preferred Stock, preferred securities, Junior Subordinated Debentures or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Preferred Stock or the Common Stock under the Stock Purchase Contracts.


    The Stock Purchase Contracts may require us to make periodic payments to holders of Stock Purchase Units or vice versa, and such payments may be unsecured or funded in advance on some basis to insure payment. Provisions in the Stock Purchase Contracts may require holders to secure their obligations under the contracts in a specified manner.

    The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not be complete and will be qualified by reference to the Stock Purchase Contracts, and if applicable, collateral arrangements and depositary arrangements relating to such Stock Purchase Contracts or Stock Purchase Units.

                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


    Unless otherwise specified in the Prospectus Supplement, we may issue Junior Subordinated Debentures in one or more series under a Junior Subordinated Indenture (the "Subordinated Indenture") between Owens Corning and Wilmington Trust Company, as trustee (the "Debenture Trustee"). If Junior Subordinated Debentures are issued, this Subordinated Indenture will be supplemented or amended for each new series of Junior Subordinated Debentures. As with the Debt Securities, this section contains a summary of some of the terms and provisions of the Junior Subordinated Debentures and the Subordinated Indenture. As stated above, upon an offering of securities we may amend and restate the Declaration of Trust of Owens Corning Capital II to provide that the trust exists for the purpose of acquiring debt securities issued by Owens Corning other than, or in addition to, Junior Subordinated Debentures. Such other debt securities, if any, will be described in a prospectus supplement and may also include debt securities that are senior or senior subordinated. This summary of the Junior Subordinated Debentures is subject to and qualified in its entirety by reference to the provisions of the Subordinated Indenture, including definitions of certain terms used in the Subordinated Indenture. The form of the Subordinated Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever we refer to a particular defined term from the Subordinated Indenture in this prospectus or in the prospectus supplement, such defined term is incorporated by reference in this prospectus or in the prospectus supplement.


TERMS OF JUNIOR SUBORDINATED DEBENTURES

    Each series of Junior Subordinated Debentures will be an unsecured obligation of Owens Corning and will rank equally with our outstanding Convertible Subordinated Debentures due 2025 and with all other series of Junior Subordinated Debentures, and junior in right of payment to all of our Senior Debt.

    Except as otherwise provided in the applicable Prospectus Supplement, the Subordinated Indenture does not limit our incurrence or issuance of other secured or unsecured debt, whether under the Subordinated Indenture, any other indenture that we may enter into in the future or otherwise.

    With respect to each series of Junior Subordinated Debentures, you should read the applicable prospectus supplement for the following terms:

         (1)  The title of the Junior Subordinated Debentures.

         (2) Any limit on the total principal amount of Junior Subordinated Debentures of the series.

         (3) The date or dates, or how such date or dates will be determined or extended, when the principal of the Junior Subordinated Debentures will be payable.

         (4) The rate or rates at which the Junior Subordinated Debentures will bear interest, if any, or how such rate or rates will be determined, the interest payment dates and any record dates for such payments.

         (5) The place or places where the principal of (and premium if any) and interest on the Junior Subordinated Debentures will be payable.

         (6)  Any optional redemption provisions.

         (7) Any sinking fund or other provisions that would obligate Owens Corning to repurchase or otherwise redeem the Junior Subordinated Debentures.

         (8) The form of the Junior Subordinated Debentures, including whether the Junior Subordinated Debentures are to be issuable in permanent or temporary global form.

         (9) If other than U.S. dollars, the currency, currencies or any currency units in which payment of principal of (and premium, if any) and interest on the Junior Subordinated Debentures will be payable.

         (10) Any changes or additions to the events of default or covenants.

         (11) If not the entire principal amount of the Junior Subordinated Debentures, the portion of the principal amount payable upon acceleration of the maturity of the Junior Subordinated Debentures or how such portion will be determined.

         (12) If other than denominations of $25, the denominations in which the offered Junior Subordinated Debentures will be issued.

         (13) Whether the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures will be determined with reference to an index, formula or other method and how such amounts will be determined.

         (14) The terms and conditions relating to the issuance of a temporary global security representing all of the Junior Subordinated Debentures of such series and exchange for definitive Junior Subordinated Debentures.

         (15) The terms and conditions of any obligation or right of Owens Corning or a holder to convert or exchange Junior Subordinated Debentures into preferred securities or other securities.

         (16) The appointment of any paying agent or agents.

         (17) The relative degree, if any, to which such series of Junior Subordinated Debentures will be senior to or subordinated to other series of Junior Subordinated Debentures or other indebtedness of Owens Corning in right of payment.

         (18) Any other terms of such Junior Subordinated Debentures.

    Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain material U.S. federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable prospectus supplement.

    If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain material U.S. federal income tax considerations, specific terms and other information with respect to such issue of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable prospectus supplement.

    If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of Junior Subordinated Debentures, certain material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

BOOK-ENTRY JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures will be issued in the form of one or more Global Securities. See "Book-Entry Securities" for additional information about your limited rights as the beneficial owner of a Global Security.

DENOMINATIONS, REGISTRATION AND TRANSFER


    Unless otherwise specified in a prospectus supplement, Junior Subordinated Debentures will be issuable:


    -     as registered certificated securities without coupons,

    -     in denominations that are multiples of $25, and

    -     as Global Securities.  See "Book-Entry Securities".

    You may have your registered Junior Subordinated Debentures separated into more registered Junior Subordinated Debentures of smaller denominations or combined into fewer registered Junior Subordinated Debentures of larger denominations, as long as they are of the same series, were issued on the same date and have the same maturity date and interest rate and the total principal amount is not changed.

    In order to exchange Junior Subordinated Debentures, as described above, they must be presented at the office of the Securities Registrar or a transfer agent designated by Owens Corning for such purpose in the applicable prospectus supplement. We will appoint the Debenture Trustee as Securities Registrar under the Subordinated Indenture. If we have designated transfer agents, in addition to the Securities Registrar, with respect to a series of Junior Subordinated Debentures, we may rescind the appointment of such transfer agents or approve a change in the location through which a transfer agent acts provided we maintain a transfer agent in each previously designated place of payment for such series. We may also designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

    In the event of any redemption of Junior Subordinated Debentures, Owens Corning and the Debenture Trustee will not be required to:

    - issue, register the transfer of or exchange Junior Subordinated Debentures of any series from a date 15 business days before the day we select the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

    - transfer or exchange any Junior Subordinated Debentures that have been selected for redemption, except for any portion of the Junior Subordinated Debentures being redeemed in part that are not to be redeemed.

OPTION TO DEFER INTEREST PAYMENTS

    If provided in the applicable prospectus supplement, we will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer the payment of interest for the number of consecutive interest payment periods specified in the applicable prospectus supplement (each, an "Extension Period"). This right of deferral will be subject to the terms, conditions and covenants, if any, specified in the prospectus supplement and any Extension Period may not extend beyond the stated maturity of the Junior Subordinated Debentures. Any material U.S. federal income tax consequences and special considerations applicable to any Junior Subordinated Debentures subject to an Extension Period will be described in the applicable prospectus supplement. See "Description of the Preferred Securities--Distributions" for additional information regarding Extension Periods and their effect on the Preferred Securities.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable prospectus supplement, payments of principal, premium and interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of a paying agent we designate. We also have the option of making interest payments to holders of Junior Subordinated Debentures (1) by check to the address of the person or entity listed in the Securities Register, except in the case of global Junior Subordinated Debentures or (2) by transfer to an account maintained by such person or entity. Interest on Junior Subordinated Debentures will be paid to the registered holder of such Junior Subordinated Debentures on the record date for the interest payment, except as otherwise provided in the applicable prospectus supplement. We may designate additional paying agents or rescind the designation of any paying agent at any time.

    We will deposit interest, principal and any other amount due on the Junior Subordinated Debentures with the paying agent specified in the prospectus supplement. Any amounts unclaimed after two years from the date such amounts become due and payable will be returned to Owens Corning, and the holder of the related Junior Subordinated Debentures can only look, as a general unsecured creditor, to Owens Corning for payment.

REDEMPTION

    Unless otherwise indicated in the applicable prospectus supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

    Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time, at the redemption price provided in the applicable prospectus supplement plus accrued and unpaid interest to the date fixed for redemption. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. If the Junior Subordinated Debentures of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions.

    Except as otherwise specified in the applicable prospectus supplement, if a Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures or an Investment Company Event (as defined below) in respect of a trust shall occur and be continuing, we may, at our option, redeem that series of Junior Subordinated Debentures in whole (but not in part) within 90 days of the occurrence of such Tax Event or Investment Company Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

    "Tax Event" means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of:

    - any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,

    - any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, or

    - any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the applicable series of Junior Subordinated Debentures is issued, which amendment, clarification or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Subordinated Indenture, there is more than an insubstantial risk that interest payable by us on such series of Junior Subordinated Debentures is not, or within 90 days of the date thereof, will not be deductible, in whole or in part, for U.S. federal income tax purposes.

    "Investment Company Event" means with respect to any trust, the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the trust's preferred securities.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at such holder's registered address. Unless we default in the payment of the redemption price, on and after the redemption date interest shall cease to accrue on the Junior Subordinated Debentures or portions of the Junior Subordinated Debentures called for redemption.

    In the recent past, there have been various legislative proposals which, if enacted, would have prohibited an issuer from deducting interest payments or original issue discount under certain circumstances. We cannot assure you that legislation affecting our ability to deduct interest paid on the Junior Subordinated Debentures as indebtedness for U.S. federal income tax purposes, including legislation similar to the proposals described above, will not be enacted in the future or that any such legislation would not be effective retroactively. In the event tax law changes are enacted and apply retroactively to the Junior Subordinated Debentures, such changes could give rise to a Tax Event, which would permit us to cause a redemption of the Junior Subordinated Debentures, or, in the case of Junior Subordinated Debentures held by a trust, such changes could give rise to a Tax Event or Investment Company Event, which would permit us to cause a redemption of the related preferred securities and common securities, as described more fully under "Description of the Preferred Securities--Redemption".

RESTRICTIONS ON CERTAIN PAYMENTS BY OWENS CORNING

    We will covenant in the Subordinated Indenture that:

    - if any event of which we have actual knowledge has occurred and is continuing


         - that with notice or the lapse of time, or both, would constitute a Debenture Event of Default with respect to the Junior Subordinated Debentures of a series and


         - in respect of which we have not taken reasonable steps to cure,

    - if the Junior Subordinated Debentures of a series are held by a trust which has issued a series of related preferred securities and we are in default with respect to our payment of any obligations under the Guarantee relating to the preferred securities, or


    - if we have given notice of an Extension Period with respect to the Junior Subordinated Debentures of a series and have not rescinded such notice, or such Extension Period, or any extension of such Extension Period is continuing, then we will not and we will not permit any of our subsidiaries to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than as a result of a reclassification of such capital stock or the exchange or conversion of one class or series of capital stock for another class or series),


    - make any payment of principal, interest or premium, if any, on, or repay or repurchase or redeem, any debt securities of Owens Corning (including other Junior Subordinated Debentures) that rank equally with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to such debt securities, or

    - make any guarantee payments with respect to any guarantee by Owens Corning of the debt securities of any subsidiary if such guarantee ranks equally with or junior in interest to the Junior Subordinated Debentures.

However, we may continue to:


    -    pay any dividends or distributions in Common Stock,

    - redeem or purchase any rights pursuant to any stockholder protection rights plan, including our 1996 Rights Agreement or any successor to such agreement, and declare a dividend of such rights or the issuance of stock under such plans,

    - make any payment under any Guarantee of preferred securities by Owens Corning; and

    -    allow our subsidiaries to make guarantee payments to us.

MODIFICATION OR WAIVER

    There are three types of changes we can make to the Subordinated Indenture and the Junior Subordinated Debentures.

    Changes Requiring Your Approval. The first type of change cannot be made to your Junior Subordinated Debentures without your specific approval. They are:

    - a change in the stated maturity of the Junior Subordinated Debentures, a reduction in the principal amount of the Junior Subordinated Debentures, or a reduction in the rate or extension of the time of payment of interest on the Junior Subordinated Debentures (except for any permitted deferral in connection with an Extension Period), and

    - a reduction in the percentage of principal amount of the outstanding Junior Subordinated Debentures, the holders of which are required to consent to any modification of the Subordinated Indenture.

    Changes Not Requiring Approval. The second type of change does not require any vote of the holders of the Junior Subordinated Debentures. This type of change is limited to (1) curing ambiguities, defects or inconsistencies as long as such changes do not adversely affect the interests of the holders of the Junior Subordinated Debentures or the related preferred securities in any material respect, (2) qualifying, or maintaining the qualification of, the Subordinated Indenture under the TIA and (3) executing any supplemental Subordinated Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

    Changes Requiring a Majority Vote. Changes to the Subordinated Indenture and the Junior Subordinated Debentures other than those described above require the consent of holders owning a majority of the principal amount of the outstanding Junior Subordinated Debentures of each particular series affected.

    Consent of the Related Preferred Security Holders. As long as the related preferred securities are outstanding, no modification to the Subordinated Indenture may be made that adversely affects the holders of preferred securities in any material respect, no termination of the Subordinated Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Subordinated Indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation preference of such preferred securities (unless and until the principal and all accrued and unpaid interest on the corresponding Junior Subordinated Debentures has been paid in full or provided for in accordance with the Subordinated Indenture). See "Description of the Preferred Securities - Enforcement Rights."

EVENTS OF DEFAULT

    The registered holder of Junior Subordinated Debentures will have special rights if an Event of Default under the Subordinated Indenture occurs and is not cured, as described later in this subsection.

    What is an Event of Default? The term "Event of Default" under the Subordinated Indenture with respect to any series of Junior Subordinated Debentures means any of the following events:


    - We do not pay interest on the Junior Subordinated Debentures of the series within 30 days of its due date (except a permitted deferral during an Extension Period will not be a default).

    - We do not pay the principal or premium, if any, on the Junior Subordinated Debentures of the series when due, whether at maturity, upon redemption, by declaration or otherwise (except when the maturity date has been extended as permitted by the Subordinated Indenture).

    - We remain in breach of any other covenant contained in the Subordinated Indenture in any material respect for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the Debenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Debentures of the series.

    - We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.


    Remedies if an Event of Default Occurs. If an Event of Default in respect of a series of the Junior Subordinated Debentures has occurred and is continuing, either the Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Junior Subordinated Debentures of the series may declare the principal of all Junior Subordinated Debentures of the series to be due and payable immediately. If the preferred securities of a trust are outstanding and the Debenture Trustee or those holders of Junior Subordinated Debentures fail to exercise this right, the holders of at least 25% in aggregate liquidation amount of the related outstanding preferred securities may exercise the right. The holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures of the series may also cancel any declaration of acceleration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal of the series due otherwise than by acceleration has been deposited with the Debenture Trustee. If the holders of Junior Subordinated Debentures of the series do not exercise this right, the holders of a majority in aggregate liquidation amount of the related outstanding preferred securities may exercise the right.

    The holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures of any series may, on behalf of the holders of all Junior Subordinated Debentures of the series, waive any past default under the Subordinated Indenture with respect to the series other than:

    - a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee, or

    - a default in respect of a covenant that under the Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected.

If the holders of Junior Subordinated Debentures do not exercise this right, the holders of a majority in aggregate liquidation amount of the related outstanding preferred securities may do so.

    The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures affected by an Event of Default will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. This right, as well as the rights of the holders of Junior Subordinated Debentures with regard to acceleration, cancellation and waiver described above, will be subject to the enforcement rights of the holders of related preferred securities when the preferred securities are outstanding. See "Description of the Preferred Securities--Enforcement Rights". We will be obligated to provide the Debenture Trustee (and, if the related preferred securities are outstanding, the Property Trustee) annually a certificate as to whether or not we are in compliance with the provisions of the Subordinated Indenture applicable to us.

    In addition, if an Event of Default occurs and is continuing with respect to Junior Subordinated Debentures held by a trust, the Property Trustee may declare the principal of, and interest on, such Junior Subordinated Debentures to be immediately due and payable. The Property Trustee may also enforce its rights as a creditor with respect to such Junior Subordinated Debentures.

    If an Event of Default with respect to a series of Junior Subordinated Debentures has occurred and is continuing and such event is attributable to our failure to pay interest or principal on such Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of the related preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder ( a "Direct Action"). We may not amend the Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the related preferred securities. If the right to bring a Direct Action is removed, the applicable trust may become subject to the reporting obligations under the Exchange Act. We will have the right under the Subordinated Indenture to set off any payment made to such holder of preferred securities by us in connection with a Direct Action. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the applicable Declaration of Trust.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    Under the terms of the Subordinated Indenture, we are generally permitted to consolidate or merge with another firm. We are also permitted to sell all or substantially all of our assets to another firm. However, we may not take any of these actions unless all the following conditions are met:

    - If we merge out of existence or transfer our assets, the entity into which we merge or sell our assets must be a corporation organized under the laws of the United States, any U.S. state or the District of Columbia and it must expressly assume our obligations in respect of the Junior Subordinated Debentures and the Subordinated Indenture.

    - Immediately after the merger or transfer of assets, no default under the Junior Subordinated Debentures and no event which, after notice or lapse of time, or both, would become an Event of Default, has occurred.

    - If Junior Subordinated Debentures are held by a trust, the applicable Declaration of Trust and Guarantee permit the transaction, and such transaction does not give rise to any breach or violation of such Declaration of Trust or Guarantee.

    The general provisions of the Subordinated Indenture do not afford holders of the Junior Subordinated Debentures (or related preferred securities) protection in the event of a highly leveraged or other transaction involving Owens Corning that may adversely affect the interests of those holders.

SATISFACTION AND DISCHARGE

    The Subordinated Indenture provides that, except as noted below, the Subordinated Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Subordinated Indenture, when the following conditions (among others) have been satisfied:

    - All Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year of the date of deposit.

    - We deposit with the Debenture Trustee, in trust, funds sufficient to pay the entire indebtedness on those Junior Subordinated Debentures not previously delivered for cancellation, for the principal and any premium or interest to the date of the deposit (for Junior Subordinated Debentures that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for Junior Subordinated Debentures that have not become due and payable).

We will remain obligated to pay all other amounts due under the Subordinated Indenture and to provide the officers' certificates and opinions of counsel described in the Subordinated Indenture.

CONVERSION AND EXCHANGE

    If any Junior Subordinated Debentures are convertible into or exchangeable for preferred securities or other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

    -    the conversion price or exchange ratio (or the calculation method),

    - the conversion or exchange period (or how such period will be determined),

    - if conversion or exchange will be mandatory or at the option of the holder or Owens Corning,

    - provisions for adjustment of the conversion price or the exchange ratio, and

    - provisions affecting conversion or exchange in the event of the redemption of the Junior Subordinated Debentures.

The terms may also include provisions under which the number or amount of other securities to be received by the holders of such Junior Subordinated Debentures upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

SUBORDINATION

    The payment of principal and any premium or interest on the Junior Subordinated Debentures is subordinated in right of payment to the prior payment in full of all of our Senior Debt. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they come due, the holders of all of our Senior Debt will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Debt before the registered holders of the Junior Subordinated Debentures will be entitled to receive any payment or distribution on the Junior Subordinated Debentures. These circumstances include the following:

    - We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of Owens Corning, or as part of an assignment or marshalling of our assets for the benefit of our creditors.

    - We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

    -    We make any assignment for the benefit of creditors.

    -    We are subject to any other marshalling of our assets.

    In addition, we are generally not permitted to make payments of principal and any premium or interest on the Junior Subordinated Debentures if we default in our obligation to make payments on Senior Debt and do not cure such default.

    After payment in full of all amounts owed on Senior Debt, the holders of Junior Subordinated Debentures, together with the holders of any equally ranking obligations, will be paid from the remaining assets of Owens Corning the amounts owed on the Junior Subordinated Debentures and those other obligations before any payment or other distribution will be made on any capital stock or any junior ranking obligations of Owens Corning.

    If any holder of Junior Subordinated Debentures receives any payment or distribution on his securities before all the Senior Debt has been paid in full, the holder must receive the payment or distribution in trust for the benefit of, and must pay over or deliver and transfer the same to, the holders of the Senior Debt at the time outstanding to the extent necessary to pay all the Senior Debt in full.

    "Senior Debt" means all indebtedness incurred, assumed or guaranteed, directly or indirectly, by us, either before, on, or after the date of the Subordinated Indenture without any limitation as to the amount or terms thereof, and whether such indebtedness (including, but not limited to, interest on any such indebtedness) arises or accrues before or after the commencement of any bankruptcy, insolvency or receivership proceedings,

         (1) which arises for borrowed money, securities sold, funds provided, assets or services purchased or any other transaction whether or not in the ordinary course of business and which is evidenced by a promissory note, bond, debenture, writing or other instrument of indebtedness or reflected on our accounting records as a payable but expressly excluding:

         (A)      amounts owed for compensation to employees,

         (B) obligations owing under judgments arising out of obligations that are not indebtedness for borrowed money (other than any such obligations arising from obligations which are otherwise Senior Debt),

         (C) any indebtedness which by the terms of the instrument creating or evidencing the same is not superior in right of payment to or is junior in right of payment to the Junior Subordinated Debentures,

         (D) any liability for federal, state, local or other taxes owed or owing by us,

         (E) any liability in respect of any employee benefit plan (including, without limitation, any liability to the Pension Benefit Guaranty Corporation or any successor thereto),

         (F)      indebtedness or obligations to our subsidiary,

         (G)      our 6 1/2% Convertible Subordinated Debentures due 2025, and

         (H) indebtedness to trade creditors or monetary obligations to trade creditors incurred or assumed by us or any of our subsidiaries in the ordinary course of business;

         (2) for principal of and interest on all loans and other extensions of credit under the Credit Agreement dated November 2,1993, among Owens Corning, Credit Suisse, as agent, and the other lenders listed on Annex A of the Credit Agreement, as in effect and as amended, renewed, extended or supplemented from time to time, and any document, instrument or agreement executed and delivered in connection therewith and all fees, expenses, reimbursements, indemnities, premiums and other amounts payable under the Credit Agreement;

         (3) for principal of (and premium, if any) and interest on our 5 3/8% Swiss Franc Bonds due November 26, 2000 and our 7 1/4% DM Bonds of 1985/2000 and all fees, expenses, reimbursements, indemnities, premiums and other amounts payable thereunder;

         (4) for any amount payable with respect to any lease, conditional sale or installment sale agreement or other financing instrument or agreement which in accordance with generally accepted accounting principles is, at the date of the Subordinated Indenture or at the time the lease, conditional sale or installment sale agreement or other financing instrument or agreement is entered into, assumed or guaranteed, directly or indirectly, by us, required to be reflected as a liability on the face of our balance sheet;

         (5) for all principal of and interest on all loans and other extensions of credit under any lines of credit, credit agreements or promissory notes from a bank or other financial institution (including, without limitation, any letters of credit, bankers' acceptances, performance bonds and other credit facilities under such borrowing arrangements), and all fees, expenses, reimbursements, indemnities, premiums and other amounts payable under such borrowing arrangements;

         (6) for any amounts payable in respect of any interest rate exchange agreement, ceiling rate agreement, currency exchange agreement or similar agreement; and

         (7) for renewals, deferrals, amendments, modifications, supplements, extensions or refundings of any of the indebtedness described in clauses (1) through (6), inclusive, or evidences of indebtedness issued in exchange for such Senior Debt.

Senior Debt shall continue to constitute Senior Debt for all purposes of the Junior Subordinated Debentures, and the provisions of Article XIII of the Subordinated Indenture shall continue to apply to such Senior Debt, notwithstanding the fact that such Senior Debt or any claim in respect thereof shall be disallowed, avoided or subordinated pursuant to the provisions of the United States Bankruptcy Code of 1978, as amended, or other applicable law.

    The Subordinated Indenture places no limitation on the amount of additional Senior Debt that we may incur in the future. We expect to incur substantial amounts of additional Senior Debt from time to time.

    The Subordinated Indenture provides that the above subordination provisions, insofar as they relate to a particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the prospectus supplement relating to such Junior Subordinated Debentures.

NOTICES

    Copies of notices to holders of Junior Subordinated Debentures under the Subordinated Indenture will be given to holders of the preferred securities in accordance with provisions similar to those described in "Description of the Preferred Securities--Notices" and to the Property Trustee. If in the future the Junior Subordinated Debentures have been distributed in exchange for the preferred securities, notices to holders of preferred securities will be given to those holders in accordance with the provisions for notices to the holders of the preferred securities referred to above.

GOVERNING LAW

    The Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

                     DESCRIPTION OF THE PREFERRED SECURITIES

    The following is a general description of the preferred securities. For more specific details, see the attached prospectus supplement. To the extent anything in the prospectus supplement is inconsistent with the following, you should rely on the information in the prospectus supplement.


    This section summarizes the main provisions of the preferred securities and the Declaration of Trust for Owens Corning Capital II, but it does not describe all the provisions. Consequently, this summary is qualified by reference to the full text of the applicable Declaration of Trust. As stated above, upon an offering of Securities we may amend and restate the Declaration of Trust of Owens Corning Capital II to provide that the trust exists for the purpose of acquiring debt securities issued by Owens Corning other than, or in addition to, Junior Subordinated Debentures. Such other debt securities, if any, will be described in a prospectus supplement and may also include debt securities that are either senior or senior subordinated. Upon an offering of preferred securities by Owens Corning Capital IV, the terms of which will be similar to the preferred stock described below, we will describe such preferred stock and the Declaration of Trust of Owens Corning Capital IV in the prospectus supplement. We have filed a form of Declaration of Trust as an exhibit to our registration statement of which this prospectus forms a part.


    This section uses terms that are defined in the Declaration of Trust for each trust and the Subordinated Indenture. Unless we define those terms in this prospectus, we intend them to have the meanings given them in the applicable Declaration of Trust or the Subordinated Indenture, as the case may be.

GENERAL


    The trust will issue preferred securities and common securities under its Declaration of Trust. The preferred securities and the common securities will rank equally with one another, and all payments will be made on the preferred securities and the common securities pro rata, except as described in "--Priority over Common Securities".



    Unless otherwise described in a prospectus supplement, we will issue Junior Subordinated Debentures under the Subordinated Indenture as described in "Description of the Junior Subordinated Debentures" and the Property Trustee will hold legal title to the Junior Subordinated Debentures in trust for the benefit of the holders of the preferred securities and the common securities. We will also provide guarantees under the Guarantee Agreements as described in "Description of Guarantees". Under the Guarantees, we will guarantee, on a subordinated basis, the payment of distributions and other amounts payable on the preferred securities, but only to the extent that the trust does not have funds on hand available to make those payments.

DISTRIBUTIONS

    Distributions will accumulate on the preferred securities from their original issue date at an annual rate provided in the applicable prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.


    The trust will have no funds to distribute in respect of its preferred securities other than the payments it receives from us in respect of the Junior Subordinated Debentures. Consequently, if we defer or for any other reason fail to make interest payments on the Junior Subordinated Debentures, the trusts will not have funds available to pay distributions on the preferred securities.


    Extension Periods

    As long as no Event of Default under the Subordinated Indenture has occurred and is continuing, we have the right under the Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time. We may do so for a period specified in the related prospectus supplement (each, an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Junior Subordinated Debentures. However, during an Extension Period, interest will continue to accrue and, to the extent permitted by applicable law, additional interest will accrue on each deferred interest payment at an annual rate specified in the prospectus supplement. Before an Extension Period ends, we may extend it further, subject to the limit described above. When an Extension Period ends and we have paid all interest then accrued and unpaid on the Junior Subordinated Debentures, we may begin a new Extension Period, provided no Event of Default under the Subordinated Indenture has occurred and is continuing. There is no limit on the number of Extension Periods that we may begin.


    If we elect to defer interest payments on the Junior Subordinated Debentures, the trust will defer the payment of distributions on the preferred securities during the related Extension Period. However, during an Extension Period, distributions will continue to accumulate on the liquidation amount of the preferred securities and, to the extent permitted by applicable law, those deferred distributions will accumulate additional distributions at an annual rate specified in the prospectus supplement. The term "distribution", wherever we use it in this section, includes any of these additional distributions. During an Extension Period, holders of preferred securities may be required to accrue interest income for U.S. federal income tax purposes.


    Any distributions that would otherwise become due and payable during an Extension Period will not become due and payable until the day after the Extension Period ends. If any preferred securities become subject to redemption on a redemption date that would otherwise occur during an Extension Period, that Extension Period will end automatically on the next preceding day.

    We must give the Property Trustee and the holders of preferred securities notice of our election to begin or extend an Extension Period. The notice must be given at least one business day before the earlier of the following:

    - the record date for the distribution date on which distributions would have been payable but for the election, and

    - the date, if any, on which notice of that record date must be given to the New York Stock Exchange (or any other national securities exchange or organization on which the preferred securities are then listed) under the rules of that exchange or other organization.

We must notify the holders in the manner described below in "--Notices".

    Extension Period Restrictions

    The Subordinated Indenture provides that, during any Extension Period, neither Owens Corning nor any of its subsidiaries may:

    - declare or pay any dividend, liquidation payment or other distribution on, or redeem, purchase or otherwise acquire, any capital stock of Owens Corning (other than as a result of a reclassification of such capital stock or the exchange or conversion of one class or series of capital stock for another class or series), or

    - pay any principal, interest or other amount in respect of, or redeem, purchase or otherwise acquire, any debt securities (including guarantees of such indebtedness) of Owens Corning that rank, in right of payment in all respects, equally with or junior to the Junior Subordinated Debentures, except as described below.

The Subordinated Indenture restriction described above provides for significant exceptions. We may continue to:

    -    pay any dividends or distributions in Common Stock;

    - redeem or purchase any rights pursuant to any stockholder protection rights plan, including our 1996 Rights Agreement or any successor to such agreement, and declare a dividend of such rights or the issuance of stock under such plans;

    - make any payment under any guarantee of preferred securities by Owens Corning; and

    -     receive guarantee payments from our subsidiaries.

MANDATORY REDEMPTION


    Preferred securities will remain outstanding until the trust redeems them or distributes the related Junior Subordinated Debentures in exchange for the preferred securities. Any redemption of preferred securities must occur as described below. Any exchange distribution must occur as described below in "--Exchange of Preferred Securities for Junior Subordinated Debentures".


    Redemption of Preferred Securities and Common Securities


    If we repay or redeem Junior Subordinated Debentures at any time, whether at their stated maturity, upon acceleration after an Event of Default under the Subordinated Indenture or upon optional redemption, the trust will be obligated to redeem a Like Amount of related preferred securities and common securities on the redemption date at the redemption price specified in the prospectus supplement. In this context, "Like Amount" means preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures to be contemporaneously repaid or redeemed.


    Repayment and Redemption of Junior Subordinated Debentures

    The Junior Subordinated Debentures will mature on the date set forth in the applicable prospectus supplement. We will also be entitled to redeem the Junior Subordinated Debentures before their stated maturity, as follows:

    -    in whole at any time or in part from time to time, or

    - in whole at any time within 90 days after the occurrence of a Tax Event or an Investment Company Event, or

    -    as may be otherwise specified in the applicable prospectus supplement.

See "Description of the Junior Subordinated Debentures--Redemption" for the definitions of "Tax Event" and "Investment Company Event".

    The Subordinated Indenture provides that if a Tax Event has occurred and is continuing and we do not elect to redeem the Junior Subordinated Debentures, we may be required to pay certain Additional Sums on the Junior Subordinated Debentures. The Subordinated Indenture provisions regarding repayment and redemption of the Junior Subordinated Debentures are addressed in "Description of the Junior Subordinated Debentures--Redemption".

    Redemption Procedures

    The Property Trustee will give notice of any redemption of preferred securities to the holders of preferred securities not less than 30 nor more than 60 days before the redemption date, unless the redemption results from acceleration of the maturity of Junior Subordinated Debentures and the Property Trustee cannot reasonably give this notice during this period. In that case, the Property Trustee will give the notice as soon as practicable. In all cases, the Property Trustee will give the notice of redemption in the manner described below under "--Notices".

    Payment of the redemption price for any preferred securities will be made against surrender of the certificates representing those preferred securities (or, in the case of any preferred securities held in book-entry form, in accordance with the applicable procedures of the Depositary). However, any distributions that are payable on a distribution date that falls on or before the redemption date will be payable to the persons who are the holders of those preferred securities on the record date for the distribution date.


    If the Property Trustee gives a notice of redemption, it will irrevocably deposit with the Depositary (in the case of any book-entry preferred securities) or the Paying Agent (in the case of any non-book-entry preferred securities), on the redemption date, funds sufficient to pay the redemption price for all preferred securities to be redeemed on that date (to the extent the funds are available to the Property Trustee). Upon the date of such deposit, all rights of the holders of the preferred securities called for redemption will cease, except the right of those holders to receive the redemption price (but without additional interest on that amount), and those preferred securities will cease to be outstanding. If payment of the redemption price for any preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by Owens Corning under the Guarantee (or if notice of redemption is not given as required), distributions on those preferred securities will continue to accumulate to the date the redemption price is actually paid.


    If less than all the preferred securities and common securities are to be redeemed on a redemption date, the aggregate liquidation amount of preferred securities and common securities to be redeemed will be allocated pro rata between the outstanding preferred securities and the outstanding common securities, based upon their respective aggregate liquidation amounts. Not more than 60 days prior to the redemption date, the Property Trustee will select the preferred securities to be redeemed from among the outstanding preferred securities not previously called for redemption. The Property Trustee may use any method of selection that it deems to be fair and appropriate, including any method that involves the redemption of a portion of the aggregate liquidation amount of any particular holder's preferred securities.

    Other Purchases of Preferred Securities

    Subject to applicable law (including U.S. federal securities laws), we may purchase outstanding preferred securities by tender, in the open market or by private agreement. These purchases may occur at any time and from time to time other than during an Extension Period.

EXCHANGE OF PREFERRED SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES


    Owens Corning will have the right at any time, in its sole discretion, to elect to dissolve the trust. Upon such an election, and after liabilities of creditors of the trust have been satisfied as provided by applicable law, the Property Trustee will cause a Like Amount of Junior Subordinated Debentures to be distributed in exchange for all the outstanding preferred securities and common securities, in liquidation of the trust. In this context, "Like Amount" means Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of all outstanding preferred securities and common securities. The exchange distribution will be made to the persons who are the holders of record of the outstanding preferred securities and common securities on the record date before the date fixed for the distribution by the Property Trustee (the "Exchange Date"). See "--Liquidation Distribution upon Dissolution".


    Exchange Procedures

    The Property Trustee will notify holders of preferred securities of any exchange 30 to 60 days before the Exchange Date, in the manner described below under "--Notices". On the Exchange Date, the following will occur:

    -    The preferred securities will cease to be outstanding.

    - The Depositary or its nominee will receive certificates representing Junior Subordinated Debentures to be distributed in exchange for all preferred securities held in book-entry form, with those Junior Subordinated Debentures also being in book-entry form.

    - Any certificates representing preferred securities that are not held in book-entry form will be deemed to represent a Like Amount of Junior Subordinated Debentures, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those preferred securities, until those certificates are presented to the Paying Agent for exchange or transfer.

    - All rights of the holders of preferred securities will cease, except for the right of holders of preferred securities in non-book-entry form to receive certificates representing Junior Subordinated Debentures in non-book-entry form, upon surrender of the certificates representing their preferred securities, as described above.

    Certain Tax Consequences


    Under current U.S. federal income tax law and interpretations, and assuming, as we expect, that the trust will not be classified as an association taxable as a corporation, holders of the preferred securities would not be taxed if the Junior Subordinated Debentures were distributed in exchange for preferred securities. However, if a Tax Event were to occur and the trust became taxable on income received or accrued on the Junior Subordinated Debentures held by such trusts, both the trust and the holders of the preferred securities could be taxed on the distribution of Junior Subordinated Debentures in exchange for preferred securities.


LIQUIDATION DISTRIBUTION UPON DISSOLUTION


    Under its Declaration of Trust, the trust will automatically dissolve upon the occurrence of any of the following events, whichever occurs first:


    -    the expiration of its term of 55 years;

    - certain events of bankruptcy, dissolution or liquidation of a holder of common securities;

    - upon the election by Owens Corning to terminate the trust, as described above under "--Exchange of Preferred Securities for Junior Subordinated Debentures";

    - redemption of all the preferred securities and common securities as described above under "--Mandatory Redemption--Redemption of Preferred Securities and Common Securities"; or

    - the entry of an order for the dissolution of the trust by a court of competent jurisdiction.


    If the trust dissolves while its preferred securities are outstanding, the Property Trustee will liquidate the trust as quickly as possible. The Property Trustee will do so by distributing a Like Amount of Junior Subordinated Debentures to the holders of the preferred securities and common securities in exchange for their securities, as described above under "--Exchange of Preferred Securities for Junior Subordinated Debt Securities". However, the Property Trustee will do so only after satisfying liabilities to creditors of the trust as provided by applicable law and only if the Property Trustee determines that an exchange distribution of this kind is practical.

    If the Property Trustee determines that an exchange distribution is not practical, each holder of outstanding preferred securities will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the Liquidation Distribution. The "Liquidation Distribution" for any preferred securities will equal the aggregate liquidation amount of those preferred securities plus all accrued and unpaid distributions on them to the date of payment. If the Liquidation Distribution for all outstanding preferred securities can be paid only in part because the trust has insufficient assets available to pay it in full, the amounts payable by the trust on the preferred securities will be paid pro rata, based on their respective aggregate liquidation amounts.


    On any liquidation of the trust, the holders of the common securities of the trust will be entitled to receive distributions pro rata with the holders of the preferred securities of such trust, unless a Trust Event of Default (as defined below) has occurred and is continuing. In that case, the preferred securities will have priority in right of payment over the common securities, as described below under "--Priority over Common Securities".


PRIORITY OVER COMMON SECURITIES


    Payment of distributions and the redemption price will be made in respect of the preferred securities and the common securities pro rata, based on the respective aggregate liquidation amounts of the two classes, except as follows. If a Trust Event of Default (see the next subsection) has occurred and is continuing, the trust will not pay any distribution or redemption price, or make any Liquidation Distribution, in respect of its common securities on any day unless any of the following have occurred:


    - In the case of any distribution to be paid, all accumulated and unpaid distributions on all outstanding preferred securities for all distribution periods ending on or before the payment day have been paid (or duly provided for) in cash.

    - In the case of any redemption price to be paid, the redemption price on all outstanding preferred securities called on or before the payment day for redemption has been paid (or duly provided for) in cash.

    - In the case of a Liquidation Distribution to be made, the Liquidation Distribution on all outstanding preferred securities has been made (or duly provided for).


Whenever any distribution or redemption price is due and payable in respect of the preferred securities, the Property Trustee will apply all available funds to the payment of those amounts in full in cash before making any payment in respect of the common securities. The trust will not make any payment or other distribution in respect of its common securities (including on account of any purchase or other acquisition) while its preferred securities are outstanding, other than distributions, the redemption price and the Liquidation Distribution on the terms set forth in the Declaration of Trust.

    If a Trust Event of Default occurs, the holders of the common securities will be deemed to have waived all rights to act with respect to the Trust Event of Default until all Trust Events of Default have been cured, waived or otherwise eliminated. Until that time, the Property Trustee will act solely on behalf of the holders of the preferred securities and not on behalf of the holders of the common securities, and only the holders of the preferred securities will have the right to direct the Property Trustee to act on their behalf.

    Notwithstanding the foregoing, the holders of common securities may act with respect to a Trust Event of Default that results solely from a default in the payment of any amount due and payable on the common securities, or from a default or breach under any covenant in the applicable Declaration of Trust made solely for the benefit of the holders of common securities (a "Common Securities Default"), subject to the following conditions. The action of the common securities holders must not adversely affect the interests of the holders of preferred securities and no Trust Event of Default (and no event or condition that after the passage of time or giving of notice would result in a Trust Event of Default) that is not a Common Securities Default may have occurred and be continuing.

TRUST EVENTS OF DEFAULT


    Any one of the following events will be a "Trust Event of Default" under the Declaration of Trust. This will be the case regardless of the reason why the event occurs, whether it is voluntary or involuntary, and whether or not it results from operation of law, from any judgment, decree or order of any court or from any order, rule or regulation of any administrative or governmental body:


    - the occurrence of an Event of Default under the Subordinated Indenture (see "Description of the Junior Subordinated Debentures--Events of Default");

    - the default by the Property Trustee in the payment of any distribution when it becomes due and payable and continuation of the default for 30 days;

    - the default by the Property Trustee in the payment of any redemption price when it becomes due and payable;

    - a material default or breach under any covenant or warranty of the Issuer Trustees in a Declaration of Trust, and continuation of the default or breach for 90 days after a notice of such default has been given to such Issuer Trustees, which may be given only by the holders of at least 25% in aggregate liquidation amount of the applicable outstanding preferred securities, as provided under the Declaration of Trust; or

    - the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 60 days.


    Within five business days after learning about a Trust Event of Default, the Property Trustee will notify the holders of the trust's outstanding preferred securities and common securities, the Administrative Trustees and Owens Corning unless the Trust Event of Default has been cured or waived. Owens Corning, as Depositor, and the Administrative Trustees are obligated to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the applicable Declaration of Trust.


ENFORCEMENT RIGHTS

    If an Event of Default under the Subordinated Indenture occurs and is continuing as to a series of Junior Subordinated Debentures, the Property Trustee, as the holder of such Junior Subordinated Debentures, will have the right to declare the principal of and premium and interest, if any, on the Junior Subordinated Debentures, and any other amounts payable under the Subordinated Indenture, due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

     This means, however, that as a holder of the related preferred securities, you must rely on the Property Trustee to enforce its rights against Owens Corning, subject to the following provisions.

    Right to Direct Property Trustee's Actions


    The holders of a majority in aggregate liquidation amount of outstanding preferred securities of the trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Property Trustee under the Declaration of Trust, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of Junior Subordinated Debentures. Accordingly, without the prior approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of the trust (or, in the case of any action that under the Subordinated Indenture may be taken only with the prior consent of each affected holder of Junior Subordinated Debentures, without the prior consent of each holder of outstanding preferred securities) the Property Trustee will not:


    - direct the time, method or place of conducting any proceeding for any remedy available to, or executing any trust or power conferred on, the Debenture Trustee with respect to the Junior Subordinated Debentures.

    -    waive any past default that may be waived under the Subordinated
         Indenture;

    - exercise any right to rescind or annul a declaration that the aggregate principal amount of the Junior Subordinated Debentures be due and payable;

    - consent to any amendment, modification or termination of the Subordinated Indenture or the Junior Subordinated Debentures, if the consent of any holder of such Junior Subordinated Debentures is required under the Subordinated Indenture; or

    - revoke any action previously authorized or approved by the holders of the preferred securities except by, or with the subsequent authorization or approval of, the holders of the preferred securities.

Before taking any of the actions described above, the Property Trustee must also obtain an opinion of counsel, experienced in the following matters, to the effect that the action will not cause the trust to be classified as an association taxable as a corporation, or as other than a grantor trust, or cause the Junior Subordinated Debentures to be treated as other than indebtedness of Owens Corning, for U.S. federal income tax purposes. The Property Trustee will notify the holders of preferred securities of any notice of default with respect to the Junior Subordinated Debentures, in the manner described below under "--Notices".

    Any required approval of holders of preferred securities may be given by written consent or at a meeting convened for that purpose. The Property Trustee must cause a notice of any matter upon which holders of preferred securities are to act by written consent, or of any meeting at which holders of preferred securities are entitled to vote, to be given to the holders of preferred securities in the manner described below under "--Notices".

    Right of Direct Action

    If an Event of Default under the Subordinated Indenture has occurred and is continuing and is attributable to the failure of Owens Corning to pay any interest or principal on Junior Subordinated Debentures when due and payable, a holder of related preferred securities may begin a legal proceeding directly against Owens Corning for enforcement of payment, to that holder, of the interest (including any Additional Sums) or principal due and payable on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of that holder's preferred securities (a "Direct Action"). We may not amend the Subordinated Indenture to remove the right of any holder of outstanding preferred securities to bring a Direct Action without the prior written consent of that holder. We will have the right under the Subordinated Indenture to set off any payment made to a holder of preferred securities in connection with a Direct Action. Except for the right to bring a Direct Action, holders of preferred securities will not have the right to exercise directly against Owens Corning any remedy available to a holder of Junior Subordinated Debentures.

    Right to Accelerate Junior Subordinated Debentures

    The holders of certain minimum percentages of the outstanding preferred securities will be entitled to exercise certain rights of the holders of the Junior Subordinated Debentures under the Subordinated Indenture, if the holders of Junior Subordinated Debentures do not do so. These rights include the right to accelerate the maturity of the Junior Subordinated Debentures when an Event of Default under the Subordinated Indenture has occurred and is continuing, to cancel a declaration of acceleration of the Junior Subordinated Debentures and to waive certain defaults under the Subordinated Indenture. See "Description of the Junior Subordinated Debentures--Events of Default".

MERGERS, CONSOLIDATIONS, AMALGAMATIONS AND REPLACEMENTS OF THE TRUST


    At the request of Owens Corning and without the consent of any holder of preferred securities or any Issuer Trustee, the trust may merge with or into, or consolidate or amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, another person (each, a "Trust Successor Transaction"), but only if that other person is a trust organized as such under the laws of any state in the United States and only if all the following requirements are met:


    - The successor entity (if not the trust) either expressly assumes all the obligations of the trust with respect to the applicable preferred securities or substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, provided that the successor securities rank at least as high as the preferred securities rank with regard to the priority in right of payment of all distributions and other amounts payable upon liquidation, redemption and otherwise.

    - The successor entity (if not the trust) has a purpose identical to that of the trust.

    - A trustee of the successor entity (if not the trust) possessing the same powers and duties as the Property Trustee is appointed to hold the Junior Subordinated Debentures.

    - The successor securities (if any) are listed, or will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed.


    - The Trust Successor Transaction does not cause the preferred securities (or any successor securities) of the trust to be downgraded by any nationally recognized statistical rating organization that assigns ratings to the preferred securities.

    - The Trust Successor Transaction does not adversely affect the material rights, preferences and privileges of the holders of the preferred securities (or any successor securities) of the trust in any material respect.

    - Prior to the Trust Successor Transaction, Owens Corning and the trust have received an opinion from independent counsel to Owens Corning and the trust, experienced in the following matters, to the effect that (1) the Trust Successor Transaction will not adversely affect the rights, preferences and privileges of the holders of the preferred securities (or any successor securities) of the trust in any material respect and
         (2) upon completion of the Trust Successor Transaction, the trust or the successor entity, as applicable, will not be required to register as an investment company under the Investment Company Act.

    - Owens Corning (or any permitted successor), together with its permitted assignees, holds all the common securities of the trust or all comparable securities of the successor entity, as applicable, and guarantees the obligations of the successor entity (if not the trust) in respect of the preferred securities (or any successor securities) of the trust at least to the extent provided by the Guarantees.

Notwithstanding the foregoing, a trust may not engage in a Trust Successor Transaction that would cause the trust or the successor entity, as applicable, to be classified as an association taxable as a corporation or as other than a grantor trust, or would cause the Junior Subordinated Debentures or any successor securities to be treated as other than indebtedness of Owens Corning, for U.S. federal income tax purposes, unless it first obtains the consent of all holders of its outstanding preferred securities. Except as permitted under the provisions described above, the trust may not engage in any Trust Successor Transaction.



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

VOTING RIGHTS; AMENDMENT OF A DECLARATION OF TRUST


    Except as provided below and under "Description of Guarantees--Amendments, Assignment and Succession", and as otherwise required by law and the Declaration of Trust, the holders of preferred securities will have no voting rights.


    The holders of the trust's common securities and the Property Trustee, without the consent of the holders of the trust's preferred securities, may amend the applicable Declaration of Trust from time to time to do any of the following:


    - cure any ambiguity, or correct or supplement any provision that may be inconsistent with any other provision, in the Declaration of Trust;

    - make any provision with respect to matters or questions arising under the Declaration of Trust that is not inconsistent with the other provisions of the Declaration of Trust; and

    - modify, eliminate or add to any provisions of the Declaration of Trust to any extent that may be necessary to ensure that the trust will not be taxable as a corporation or be classified as other than a grantor trust, or to ensure that the Junior Subordinated Debentures are treated as indebtedness of Owens Corning, for U.S. federal income tax purposes, or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act;

but only if the amendment does not adversely affect the interests of any holder of preferred securities in any material respect and does not become effective until notice of the amendment is given to the holders of preferred securities.

    Owens Corning and the Issuer Trustees may also amend a Declaration of Trust if:

    - the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities and common securities of the trust consent to such amendment, and

    - the Issuer Trustees receive an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trustees in accordance with the amendment will not result in the trust being taxable as a corporation or being classified as other than a grantor trust, or being required to register as an "investment company" under the Investment Company Act or the Junior Subordinated Debentures being treated as other than indebtedness of Owens Corning, for U.S. federal income tax purposes.

Notwithstanding the foregoing, each holder of preferred securities and common securities of the trust must consent to an amendment of the Declaration of Trust of the trust that:


    - changes the amount or timing of any distribution or other payment, or otherwise adversely affects the amount or timing of any distribution or other payment required to be made as of a specified date, in respect of that holder's preferred securities and common securities, or

    - restricts the right of that holder to institute suit for the enforcement of any payment on those preferred securities and common securities on or after the date on which it becomes due and payable.

    For the purpose of any vote or consent of holders of preferred securities, any preferred securities owned by Owens Corning, any Issuer Trustee or any affiliate of Owens Corning or any Issuer Trustee will be treated as if they were not outstanding.

NOTICES

    Notices to be given to holders of preferred securities held in book-entry form will be given only to the Depositary in accordance with its applicable procedures. Notices to be given to holders of preferred securities not held in book-entry form may be given by mail to the respective addresses of the holders as they appear in the Security register. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

PAYMENT AND PAYING AGENCY

    Payments in respect of any preferred securities held in book-entry form will be made only to the Depositary or its nominee in accordance with its applicable procedures. Payments in respect of any preferred securities not held in book-entry form will be made at the offices of any Paying Agent. However, at the option of Owens Corning, distributions payable on non-book-entry preferred securities may be paid by check mailed to the persons entitled to receive them, at their addresses appearing on the Security register on the relevant record date.

    The Property Trustee will initially serve as the Paying Agent. From time to time, the Property Trustee may select one or more firms to act as the Paying Agent or as co-Paying Agents. Each Paying Agent must be a bank or trust company acceptable to the Administrative Trustees. A Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and Owens Corning. In the event there is no Paying Agent, the Property Trustee will appoint a firm to act as Paying Agent.


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

    If any distribution, redemption price or other amount is payable in respect of the preferred securities on a day that is not a business day, the payment may be made on the next succeeding business day unless that business day is in a different calendar year, in which case the payment may be made on the next preceding business day. Each payment made on the next succeeding or preceding business day as described above may be made with the same force and effect as if made on the day on which the payment is originally payable.


    Any moneys deposited with the Property Trustee or any Paying Agent, or then held in trust by Owens Corning or the trust, for the payment of any amount due and payable on any preferred securities, and remaining unclaimed for two years after the amount has become due and payable, will, at the request of Owens Corning, be repaid to Owens Corning. Thereafter, the holders of those preferred securities will look, as a general unsecured creditor, only to Owens Corning for payment on the preferred securities.


REGISTRAR AND TRANSFER AGENT


    The Property Trustee will act as registrar and transfer agent for the preferred securities. The Property Trustee will exchange and register transfers of preferred securities without charge by or on behalf of the trust, but will require payment of any tax or other governmental charge that may be imposed in connection with the exchange or transfer. If any preferred securities have been called for redemption, the Property Trustee may refuse to register any transfer of those preferred securities during a period beginning 15 days before the redemption date.


BOOK-ENTRY PREFERRED SECURITIES


    The preferred securities of the trust will be issued in the form of one or more Global Securities. See "Book-Entry Securities" for additional information about your limited rights as the beneficial owner of a Global Security.


REGARDING THE ISSUER TRUSTEES

    Removal of Issuer Trustees


    Unless an Event of Default under the Subordinated Indenture has occurred and is continuing, any Issuer Trustee may be removed at any time by Owens Corning. If an Event of Default with respect to any Junior Subordinated Debentures held by the trust has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding related preferred securities of the trust. In no event will the holders of preferred securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in Owens Corning as the



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

holder of the common securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Declaration of Trust.

    Co-trustees and Separate Property Trustee


    Unless an Event of Default with respect to the preferred securities of the trust shall have occurred and be continuing, Owens Corning will have the power to appoint one or more persons as a co-trustee of the trust's property, to act jointly with the Property Trustee, for the purpose of complying with the TIA or with any other local law applicable to the trust's property. Such co-trustee could also act as a separate trustee of such property. Owens Corning will have the power to vest in such co-trustee any property, title, right or power deemed necessary or desirable subject only to the limitations of the Declaration of Trust. If an Event of Default with respect to any Junior Subordinated Debentures has occurred or is continuing, the Property Trustee alone will have the power to appoint a co-trustee.


MERGER, CONSOLIDATION, ETC.


    If an Issuer Trustee merges, consolidates with or converts into, another person, or another person succeeds to all or substantially all the corporate trust business of that Issuer Trustee, that other person will be the successor of that Issuer Trustee under the Declaration of Trust, but only if that other person is qualified and eligible to be an Issuer Trustee.


DUTIES OF PROPERTY TRUSTEE


    The Property Trustee undertakes to perform only those duties that are specifically set forth in a Declaration of Trust, unless a Trust Event of Default is continuing. In that event, the Property Trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee will have no obligation to exercise any of the powers vested in it by the Declaration of Trust at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur as a result. If no Trust Event of Default is continuing and the Property Trustee must decide between alternative causes of action or construe ambiguous provisions in the Declaration of Trust, or is unsure of the application of any provision of the Declaration of Trust, and the matter is not one on which the holders of preferred securities and common securities are entitled under the Declaration of Trust to vote, then the Property Trustee may take any action that it deems to be advisable and in the best interests of the holders of the preferred securities and common securities and will have no liability except for its own bad faith, negligence or willful misconduct.





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MISCELLANEOUS


    The Declaration of Trust authorizes and directs the Administrative Trustees and the Property Trustee to conduct the affairs of and to operate the trust so that (1) the trust will not be required to register as an "investment company" under the Investment Company Act or be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and (2) the Junior Subordinated Debentures will be treated as indebtedness of Owens Corning for U.S. federal income tax purposes. The Declaration of Trust authorizes the Property Trustee and the holders of their common securities to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the Declaration of Trust, that they (or any successor entity) determine in their discretion to be necessary or desirable for these purposes, as long as the action does not adversely affect the interests of the holders of their preferred securities in any material respect. Holders of preferred securities will have no preemptive or similar rights.

GOVERNING LAW


    The Declaration of Trust and the preferred securities and common securities provide that they are to be governed by and construed in accordance with the laws of Delaware.




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



                            DESCRIPTION OF GUARANTEES


    This section summarizes the main provisions of the Guarantee of the preferred securities of Owens Corning Capital II but it does not describe all the provisions. Consequently, this summary is qualified by reference to the full text of the Guarantee. Upon an offering of preferred securities by Owens Corning Capital IV, the applicable Guarantee, the terms of which will be similar to the Guarantee described below, will be described in the prospectus supplement. We have filed a form of the Guarantee as an exhibit to the registration statement of which this prospectus forms a part.


    This section uses terms that are defined in the Guarantees. Unless we define those terms in this section, we intend them to have the meanings given them in the Guarantees.

GENERAL


    We will execute the Guarantee when the preferred securities of a trust are issued. The guarantee will be qualified as an indenture under the TIA. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the preferred securities.



    Under the Guarantee, we will irrevocably agree to pay in full, on a subordinated basis and to the extent described below, to the holders of the related preferred securities, the guarantee payments as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments in respect of any preferred securities, to the extent not paid by or on behalf of the trust, are guarantee payments:


    - any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the trust has funds legally and immediately available to pay them;

    - any redemption price, including accumulated and unpaid distributions to the date of redemption, required to be paid on the preferred securities, to the extent that the trust has funds legally and immediately available to pay it; and


    - upon a voluntary or involuntary termination, winding-up or liquidation of the trust (unless the related Junior Subordinated Debentures are distributed to holders of the preferred securities in exchange for those securities), the lesser of (1) the payments made on liquidation for the preferred securities and (2) the amount of assets of the trust remaining available for distribution to holders of its preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.



We may satisfy our obligation to make a guarantee payment by paying the required amounts directly to the holders of the preferred securities or by causing the trust to pay such amounts to the holders.



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


    We will be required to make payments under the Guarantee only to the extent that the trust has funds sufficient to make payments in respect of its obligations under the related preferred securities. If and to the extent we do not make payments on the Junior Subordinated Debentures, the trust will not have funds available to make payments on the preferred securities. However, through the Guarantee, the Declaration of Trust, the Junior Subordinated Debentures, the Subordinated Indenture and the related Expense Agreement, taken together, we have fully, irrevocably and unconditionally guaranteed the trust's obligations under the preferred securities. See "Relationship Among Preferred Securities, Junior Subordinated Debentures and the Guarantees".



STATUS OF THE GUARANTEES

    The Guarantee will be a general unsecured obligation of Owens Corning, that will rank:

    - Subordinate and junior in right of payment to all liabilities of Owens Corning, including all Senior Debt and the Junior Subordinated Debentures but excluding those liabilities of Owens Corning that rank equally or subordinate by their terms,


    - equally with each other Guarantee, the guarantee by Owens Corning of certain payments required to be made in respect of the Junior Subordinated Debentures, with the most senior preferred stock or preference stock issued by Owens Corning now or in the future and with any guarantee entered into by Owens Corning, now or in the future, with respect to preferred stock or preference stock of any affiliate of Owens Corning, and


    - senior to Common Stock and any other class or series of capital stock issued by Owens Corning or any of its affiliates which by its express terms ranks junior to such Guarantee in the payment of dividends and amounts on liquidation, dissolution and winding-up.


On the bankruptcy, liquidation or winding-up of Owens Corning, its obligations under the Guarantee will rank junior to all its other liabilities. Therefore, funds may not be available for payment under the Guarantee.



    The Guarantee will be held for the benefit of the holders of the related preferred securities. The Guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the preferred securities of Junior Subordinated Debentures. The Guarantee does not place any limitation on the amount of additional Senior Debt that may be incurred by Owens Corning. We expect from time to time to incur additional indebtedness constituting Senior Debt.





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



AMENDMENTS, ASSIGNMENT AND SUCCESSION


    The Guarantee may not be amended without the prior approval of the holders of a majority in the aggregate liquidation amount of the related outstanding preferred securities, other than in ways that do not adversely affect the rights of holders of the preferred securities in any material respect (in which case no approval will be required). The manner of obtaining any such approval will be similar to the manner in which any approval to amend the Declaration of Trust may be obtained. See "Description of the Preferred Securities--Voting Rights; Amendment of the Declaration of Trust".



    We may not assign our obligations under the Guarantee without obtaining the approval of the holders required to amend that agreement. However, any permitted successor to Owens Corning's obligations under the Subordinated Indenture will also succeed to its obligations under the Guarantee. See "Description of the Junior Subordinated Debentures--Consolidation, Merger, Sale of Assets and Other Transactions". The Guarantee will bind Owens Corning's successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the applicable outstanding preferred securities.


EVENTS OF DEFAULT


    An event of default under the Guarantee will occur if we fail to make any guarantee payment when obligated to do so, or if we fail to perform any other obligation and the default remains unremedied for 30 days. The holders of a majority in aggregate liquidation amount of the related outstanding preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the applicable Guarantee.



    The Guarantee will guarantee payment and not collection. This means that any holder of outstanding preferred securities may begin a legal proceeding directly against Owens Corning to enforce its rights under the Guarantee without first beginning a legal proceeding against the applicable trust, the Guarantee Trustee or any other party.



    If the Guarantee Trustee fails to enforce the Guarantee, any record holder of preferred securities to which the Guarantee relates may institute a legal proceeding directly against Owens Corning to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the applicable trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if Owens Corning has failed to make a guarantee payment under the Guarantee, a record holder of preferred securities to which such Guarantee relates may directly institute a proceeding against Owens Corning for enforcement of the Guarantee for such payment to the record holder of the preferred securities to which the Guarantee relates of the principal of or interest on the applicable Junior Subordinated Debentures on or after the respective due dates specified in the Junior Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the preferred securities to which the Guarantee relates. Owens Corning has waived any right or remedy to require that any action be brought first against the trust or any other person or entity before proceeding directly against Owens Corning. The record holder in the case of the issuance of one or more global preferred securities certificates will be The Depositary Trust Company acting at the direction of the beneficial owners of the preferred securities.



    Owens Corning, as guarantor, will be obligated to file annually with the Guarantee Trustee a certificate as to its compliance with all the conditions and covenants applicable to it under the Guarantee.


REGARDING THE GUARANTEE TRUSTEE


    The Guarantee Trustee undertakes to perform only those duties that are specifically set forth in the Guarantee, except that, if Owens Corning were to default under the Guarantee, it must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur as a result.



TERMINATION OF THE GUARANTEE

    The Guarantee will terminate and be of no further force or effect when:

    - the guarantee payments have been paid in full by Owens Corning, the trust or both; or


    - the related Junior Subordinated Debentures are distributed to the holders of the applicable preferred securities in exchange for their securities.


Until that time, the Guarantees will remain in full force and effect. In addition, the Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related preferred securities must restore payment of any sums paid to it under the preferred securities or the Guarantee.





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



GOVERNING LAW


    The Guarantee will be governed by and construed in accordance with the laws of the State of New York.


EXPENSE AGREEMENTS


    Pursuant to the Expense Agreement entered into by Owens Corning under the Declaration of Trust (each, an "Expense Agreement"), we will irrevocably and unconditionally guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of such trust, other than obligations of the trust to pay to the holders of any preferred securities or other similar interests in the trust the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.



          RELATIONSHIP AMONG PREFERRED SECURITIES, JUNIOR SUBORDINATED
                  DEBENTURES, GUARANTEES AND EXPENSE AGREEMENTS

FULL AND UNCONDITIONAL GUARANTEES


    Taken together, our obligations under the Declaration of Trust of Owens Corning Capital II, the Junior Subordinated Debentures, the Subordinated Indenture, the Guarantees and the Expense Agreements provide a full, irrevocable and unconditional guarantee of Owens Corning Capital II's obligations under the related preferred securities. No single document standing alone or operating in conjunction with fewer than all the other documents provides this guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities. Upon an offering of securities by Owens Corning Capital IV the relationship among the preferred securities, the Debt Securities, the Guarantee, the Indenture, the Expense Agreement and the Declaration of Trust of Owens Corning Capital IV will be described in the prospectus supplement.



    If and to the extent that we do not make payments on the Junior Subordinated Debentures, the trust will not have funds available for payments on the preferred securities. The Guarantee will not apply to payment of any amounts due on the preferred securities when the trust does not have available funds to pay those amounts. In that event, the remedy of a holder of preferred securities is to exercise its right of direct action--that is, to begin a legal proceeding directly against Owens Corning for enforcement of Owens Corning's obligations under the Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the preferred securities held by the holder.



    If we make payment on the Junior Subordinated Debentures and the trust has funds available to make payments on the preferred securities but fails to do so, a holder of preferred securities may



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

begin a legal proceeding against Owens Corning to enforce Owens Corning's obligations under the related Guarantee to make these payments. In the event that the trust receives payments on the Junior Subordinated Debentures, but these funds are unavailable for payment on the preferred securities because of claims made by creditors of the trust, Owens Corning would be obligated under the related Expense Agreement to pay those claims.

    The obligations of Owens Corning under the Junior Subordinated Debentures are junior in right of payment to all Senior Debt of Owens Corning. They are subordinated in the manner described in "Description of the Junior Subordinated Debentures--Subordination". The obligations of Owens Corning under the Guarantees and the Expense Agreements are subordinated in right of payment to all liabilities of Owens Corning (other than similar guarantees and expense agreements), including liabilities to trade creditors, and will rank equally with the most senior class of preferred stock that Owens Corning may issue.

SUFFICIENCY OF PAYMENTS

    As long as payments are made when due on the related Junior Subordinated Debentures, those payments should be sufficient to fund distributions and other amounts payable on the preferred securities, primarily because:

    - The aggregate principal amount of the related Junior Subordinated Debentures will equal the aggregate liquidation amount of the preferred securities and the common securities.

    - The interest rate, interest payment dates and other payment dates for the related Junior Subordinated Debentures will match the distribution rate, distribution dates and other payment dates for the preferred securities.


    - The Expense Agreement provides that we will pay any and all costs, expenses and liabilities of the applicable trust, other than the trust's obligations under the preferred securities and common securities.



    - The Declaration of Trust provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.



    Notwithstanding anything to the contrary in the Subordinated Indenture, we have the right to set off any payment we make under the Guarantee in respect of the preferred securities against any payment we would otherwise be required to make under the Subordinated Indenture in respect of the related Junior Subordinated Debentures.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES


    A holder of preferred securities may begin a legal proceeding directly against Owens Corning to enforce its right of direct action under the Subordinated Indenture without first beginning a legal proceeding against the trust, the Property Trustee or any other party. A holder of preferred securities may also begin a legal proceeding directly against Owens Corning to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the trust or any other party.


    A default or event of default under any Senior Debt of Owens Corning would not be a default with respect to the preferred securities or the Junior Subordinated Debentures. However, in the event of a payment default under, or acceleration of, any Senior Debt of Owens Corning, the subordination provisions of the Subordinated Indenture, the Guarantees and the Expense Agreements provide that no payments may be made in respect of the Junior Subordinated Debentures, the Guarantees or the Expense Agreements until the Senior Debt has been paid in full or any payment default under that debt has been cured or waived. See "Description of the Junior Subordinated Debentures--Subordination".

LIMITED PURPOSE OF TRUST


    The preferred securities evidence a preferred undivided beneficial interest in the assets of the trust, and the trust exist solely to issue and sell the preferred securities and common securities, invest the sale proceeds in Junior Subordinated Debentures (or, if so provided in an amended and restated declaration of trust, other debt securities) and engage only in such other activities as may be necessary or incidental to those activities. A principal difference between the rights of a holder of preferred securities against the trust and those of a holder of Junior Subordinated Debentures against Owens Corning is that a holder of Junior Subordinated Debentures is entitled to receive from Owens Corning all amounts payable on the preferred securities, while a holder of preferred securities is entitled to receive from the related trust (or from Owens Corning under the Guarantee) amounts payable on the Junior Subordinated Debentures only if and to the extent the trust has funds available to pay those amounts.


RIGHTS UPON TERMINATION


    Upon any voluntary or involuntary dissolution of the trust, the holders of related preferred securities will be entitled to receive a Like Amount of related Junior Subordinated Debentures in exchange for their preferred securities, subject to prior satisfaction of liabilities to creditors of the trust as required by applicable law. If the Property Trustee determines that a distribution of Junior Subordinated Debentures is not practical, the holders of the preferred securities will be entitled to receive the Liquidation Distribution out of the assets held by the trust after satisfaction of those liabilities. See "Description of the Preferred Securities--Liquidation Distribution upon Dissolution".

    Upon any voluntary or involuntary liquidation or bankruptcy of Owens Corning, the Property Trustee, as registered holder of Junior Subordinated Debentures, would be a subordinated creditor of Owens Corning, junior in right of payment to all Senior Debt as set forth in the Subordinated Indenture. However, the Property Trustee would be entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any holders of Owens Corning capital stock receive payments or distributions.

    In the light of the effective guarantee provided by the combined operation of the documents described above and the subordinated status of the obligations they evidence, the positions of a holder of preferred securities and a holder of Junior Subordinated Debentures, relative to other creditors and to stockholders of Owens Corning, in the event of liquidation or bankruptcy of Owens Corning, should be substantially the same.


                              PLAN OF DISTRIBUTION

    We may sell any of the Securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through dealers; and (4) directly by Owens Corning or, in the case of preferred securities, by the trusts to purchasers.

    The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Securities and the proceeds to us and/or a trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Securities may be listed.

    We (directly or through agents) may sell, and the underwriters may resell, the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    We may sell Common Stock in one or more transactions on the New York Stock Exchange or in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Offers to purchase Securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or a trust to such agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

    If Securities are sold by means of an underwritten offering, Owens Corning and/or the applicable trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the Securities in respect of which this prospectus is delivered to the public. If underwriters are utilized in the sale of the Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all such Securities of a series if any are purchased.

    If a dealer is utilized in the sales of the Securities, Owens Corning and/or the applicable trust will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to such sale.

    Offers to purchase Securities may be solicited directly by us and/or the applicable trust and such sale may be made by us and/or the applicable trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

    Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by us and/or the applicable trust against certain liabilities, including liabilities under the Securities Act.

    Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Owens Corning and its subsidiaries in the ordinary course of business.

    Owens Corning or a trust, as applicable, may grant to the underwriters options to purchase additional Securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts) specified in the applicable prospectus supplement. The terms of any over-allotment option granted by Owens Corning or a trust will be described in the applicable prospectus supplement.

    Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us and/or the applicable trust. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Securities that are remarketed. Remarketing firms may be entitled under agreements which may be entered into with us and/or the applicable trust against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Owens Corning and its subsidiaries in the ordinary course of business.

    If so indicated in the applicable prospectus supplement, Owens Corning and/or the applicable trust may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Securities from Owens Corning and/or the applicable trust at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable prospectus supplement will be paid to underwriters, dealers and agents soliciting purchases of Securities pursuant to Contracts accepted by us and/or the applicable trust.

    If so indicated in the applicable prospectus supplement, in connection with the offering of any Securities issued by any trust, convertible or exchangeable into common securities, Owens Corning may be offered the opportunity to purchase such Securities concurrently with a public offering at the public offering price less any applicable underwriting discounts and commissions.

                                 LEGAL OPINIONS

    The validity of the Securities will be passed upon for Owens Corning and the trusts by Shearman & Sterling, New York, New York. Certain matters of Delaware law with respect to the validity of the preferred securities will be passed upon for the trusts by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to Owens Corning. The validity of the Securities will be passed upon for the underwriters, dealers or agents, if any, by counsel to be named in the applicable prospectus supplement.


                                     EXPERTS


    The financial statements and schedules incorporated in this Prospectus by reference to the Annual Report of Owens Corning on Form 10-K for the year ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated in this Prospectus by reference in reliance upon the authority of such firm as experts in giving such reports.

    The consolidated financial statements of Owens Corning included in any subsequent Annual Report of Owens Corning on Form 10-K and incorporated by reference in this Prospectus will have been examined by the independent public accountants whose report thereon appears in such Annual Report. Such consolidated financial statements of Owens Corning shall be deemed to be incorporated herein from the date of filing the applicable report on Form 10-K in reliance on the reports of such independent public accountants, given on the authority of such firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates:



Registration Fee............................................    $ 125,100
Rating Agency Fees..........................................      300,000
Accountants' Fees and Expenses..............................        6,000
Counsel's Fees and Expenses.................................       85,000
Printing and Engraving Expenses.............................        5,000
Transfer Agent and Registrar................................       10,000
Fees and Expenses of Trustees...............................       17,500
Miscellaneous...............................................        6,400
                                                               ----------
Total.......................................................    $ 540,000
                                                               ==========



*    To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         A. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware as to the limitation of personal liability of directors and officers and to Section 145 of the General Corporation Law of the State of Delaware as to indemnification by the Company of its directors and officers. Delaware law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for wilful or negligent payments of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. Delaware law also provides that a corporation may indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents, and shall so indemnify directors and officers only if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         B. Article FOURTEENTH of our Certificate of Incorporation, as amended, provides as follows with respect to the indemnification of our directors and officers and the limitation of personal liability of its directors and officers:

         FOURTEENTH: The corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation or by reason of the fact that such director or officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article FOURTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         C. Article IX of our By-Laws provides as follows with respect to the indemnification of our directors and officers and of certain other persons:

                                   ARTICLE IX

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall, to the fullest extent permitted by applicable law from time to time in effect (but, in the case of any amendment of such law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify any and all persons who may serve or who have served at any time as directors or officers of the Corporation, or who at the request of the Corporation may serve or at any time have served as directors, officers, employees or agents of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, and any directors or officers of the Corporation who at the request of the Corporation may serve or at any time have served as agents or fiduciaries of an employee benefit plan of the Corporation or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent permitted by such law. The indemnification provided by this
Article IX shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Certificate of Incorporation, other By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall be contract rights and continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         If a claim under this Article IX is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the director or officer shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the director or officer to enforce a right to indemnification hereunder (but not in a suit brought by the director or officer to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the director or officer has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board, its independent legal counsel, or its stockholders) that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable standard of conduct or, in the case of such a suit brought by the director or officer, be a defense to such suit. In any suit brought by the director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

         The indemnification provided in this Article IX shall inure to each person referred to herein, whether or not the person is serving in any of the enumerated capacities at the time such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement are imposed or incurred, and whether or not the claim asserted against him is based on matters which antedate the adoption of this Article IX. None of the provisions of this Article IX shall be construed as a limitation upon the right of the Corporation to exercise its general power to enter into a contract or understanding of indemnity with a director, officer, employee, agent or any other person in any proper case not provided for herein. Each person who shall act or have acted as a director or officer of the Corporation shall be deemed to be doing so in reliance upon such right of indemnification.

         For purposes of this Article IX, the term "Corporation" shall include constituent corporations referred to in subsection (h) of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision of applicable law at the time in effect).

         D. We have entered into an Indemnity Agreement with each member of our Board of Directors. Each Indemnity Agreement provides, among other things, that in the event the director was, is or becomes a party, witness or other participant in a Claim (as defined in the Indemnity Agreement) by reason of (or arising in part out of) an Indemnifiable Event (as defined in the Indemnity Agreement), we are required to indemnify the director to the fullest extent authorized by our By-Laws as in effect on the date of the Indemnification Agreement notwithstanding any subsequent amendment, repeal or modification of such By-Laws, against any and all expenses, judgments, fines, penalties and amounts paid in settlement of such Claim. The Indemnity Agreement requires that we advance to the director all expenses relating to Claims and contains an undertaking by the director to reimburse us for any such advances that are subsequently determined in a final judicial determination to have been impermissible under applicable law.

         E. Our directors and officers are covered by insurance policies, maintained by us at our expense, insuring the directors and officers against certain liabilities which might be incurred by them in such capacities, including liabilities arising under the Securities Act of 1933.

ITEM 16.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement:


   EXHIBIT NO.    EXHIBIT
   -----------    -------

  1.1    Form of Underwriting Agreement for the Debt Securities.*
  1.2    Form of Underwriting Agreement for the Preferred Stock.*
  1.3    Form of Underwriting Agreement for the Common Stock.*
  1.4    Form of Underwriting Agreement for the Junior Subordinated Debentures.*
  1.5    Form of Underwriting Agreement for the Preferred Securities.*
  1.6    Form of Underwriting Agreement for the Stock Purchase Contracts.*
  4.1 Form of Indenture dated as of May 5, 1997, between Owens Corning and The Bank of New York (incorporated by reference to Exhibit 4.5.1 to our registration statement on Form S-3 (File No. 333-47961) dated March 13, 1998.)**
  4.2 Form of Junior Subordinated Indenture between Owens Corning and Wilmington Trust Company, as Trustee (incorporated by reference to
         Exhibit 4.12.1 to the registration statement of Owens Corning, Owens Corning Capital II and Owens Corning Capital III on Form S-3 (File No. 333-24501) dated April 3, 1997).**
  4.3.1  Specimen Certificate of our Common Stock (incorporated by reference to
         Exhibit 99 to our Annual Report on Form 10-K (File No. 1-3660) for the fiscal year ended December 31, 1996).**
  4.3.2  Form of Debt Securities.*
  4.3.3  Form of Warrants.*
  4.3.4  Form of Stock Purchase Contract.*
  4.3.5  Form of Pledge Agreement.*
  4.4    Form of Warrant Agreement.*
  4.5.   Form of Stock Purchase Contract Agreement.*
  4.6.1 Certificate of Trust of Owens Corning Capital II (incorporated by reference to Exhibit 4.8.1 to the registration statement on Form S-3 (Reg. No. 333-24501) of Owens Corning, Owens Corning Capital II and Owens Corning Capital III, dated April 13, 1997).**
  4.6.2 Declaration of Trust of Owens Corning Capital II (incorporated by reference to Exhibit 4.8.2 to the registration statement of Owens Corning, Owens Corning Capital II and Owens Corning Capital III on Form S-3 (File No. 333-24501) dated April 3, 1997).**
  4.6.3 Form of Amended and Restated Trust Agreement for Owens Corning Capital II (incorporated by reference to Exhibit 4.10.1 to the registration statement of Owens Corning, Owens Corning Capital II and Owens Corning Capital III on Form S-3 (File No. 333-24501) dated April 3, 1997).**
  4.6.4  Certificate of Trust of Owens Corning Capital IV.

   EXHIBIT NO.    EXHIBIT
   -----------    -------
  4.6.5  Declaration of Trust of Owens Corning Capital IV.
  4.6.6  Form of Amended and Restated Trust Agreement for Owens Corning Capital
         IV.
  4.7.1 Form of Preferred Security Certificate for Owens Corning Capital II (included as Exhibit A-1 to the Amended and Restated Trust Agreement for Owens Corning Capital II (Exhibit 4.6.3)).**
  4.7.2 Form of Preferred Security Certificate for Owens Corning Capital IV (included as Exhibit A-1 to the Amended and Restated Trust Agreement for Owens Corning Capital IV (Exhibit 4.6.6)).*
  4.8.1 Form of Guarantee Agreement in respect of Owens Corning Capital II (incorporated by reference to Exhibit 4.10.3 to Owens Corning's registration statement on Form S-3 (Reg. No. 333-24501) of Owens Corning, Owens Corning Capital II and Owens Corning Capital III, dated April 13, 1997).**
  4.8.2  Form of Guarantee Agreement in respect of Owens Corning Capital IV.*
  5.1.1 Opinion of Shearman & Sterling as to the legality of the Securities (other than the Preferred Securities of the trusts) being registered.
  5.1.2 Opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel, relating to the legality of the Preferred Securities of Owens Corning Capital II and Owens Corning Capital III.
  10.1 Rights Agreement dated as of December 12, 1996, between Owens Corning and The Chase Manhattan Bank of New York (incorporated by reference to Exhibit (1) to Owens Corning's registration statement on Form 8-A (File No. 1-3660) dated December 19, 1996).**
  12.1 Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
  23.1   Consent of Arthur Andersen LLP, independent public accountants.
  23.2   Consent of Shearman & Sterling (included in Exhibit 5.1.1).
  23.3 Consent of Morris, Nichols, Arsht & Tunnell, special Delaware counsel (included in Exhibit 5.1.2).
  24     Powers of Attorney (included in signature pages).**
  25.1 Form T-1 Statement of Eligibility of The Bank of New York, as Trustee under the Indenture.**
  25.2 Form T-1 Statement of Eligibility of Wilmington Trust Company, as Institutional Trustee under the Amended and Restated Trust Agreement of Owens Corning Capital II.**
  25.3 Form T-1 Statement of Eligibility of Wilmington Trust Company, as Institutional Trustee under the Amended and Restated Trust Agreement of Owens Corning Capital IV.
  25.4 Form T-1 Statement of Eligibility of Wilmington Trust Company, as Guarantee Trustee under the Guarantee for Owens Corning Capital II.**

   EXHIBIT NO.    EXHIBIT
   -----------    -------
  25.5 Form T-1 Statement of Eligibility of Wilmington Trust Company, as Guarantee Trustee under the Guarantee for Owens Corning Capital IV.
  25.6 Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Junior Subordinated Indenture.**

------------
* To be filed by Owens-Corning as an exhibit to a report on Form 8-K pursuant to Item 601 and incorporated by reference herein.

**   Previously filed.

ITEM 17.  UNDERTAKINGS.

         (A)      RULE 415 OFFERING.

         The undersigned Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or its most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to the Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B)    FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE.

         The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C)    POLICY REGARDING INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Owens Corning certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 14, 1999.



OWENS CORNING








         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


               SIGNATURE                                TITLE                                    DATE
               ---------                                -----                                    ----

                   *                    Chairman of the Board, Chief                        June 15, 1999
     -----------------------------         Executive Officer and Director
            (GLEN H. HINER)                (principal executive officer)

                   *                    Senior Vice President and Chief                     June 15, 1999
     -----------------------------         Financial Officer (principal
          (J. THURSTON ROACH)              financial officer)

                   *                    Vice President and Controller                       June 15, 1999
     -----------------------------
          (STEVEN J. STROBEL)

                   *                                   Director                             June 15, 1999
     -----------------------------
         (CURTIS H. BARNETTE)

                   *                                   Director                             June 15, 1999
     -----------------------------
         (NORMAN P. BLAKE JR.)

                                                       Director                             June 15, 1999
     -----------------------------
          (GASTON CAPERTON)

                                                       Director                             June 15, 1999
     -----------------------------
      (LEONARD S. COLEMAN, JR.)

                                                       Director                             June 15, 1999
     -----------------------------
        (WILLIAM W. COLVILLE)

                   *                                   Director                             June 15, 1999
     -----------------------------
          (LANDON HILLIARD)





               SIGNATURE                           TITLE                                         DATE
               ---------                           -----                                         ----
                   *                              Director                                  June 15, 1999
     -----------------------------
        (JON M. HUNTSMAN, JR.)

                   *                              Director                                  June 15, 1999
     -----------------------------
            (ANN IVERSON)

                   *                              Director                                  June 15, 1999
     -----------------------------
          (W. WALKER LEWIS)

                   *                              Director                                  June 15, 1999
     -----------------------------
       (FURMAN C. MOSELEY, JR.)

                   *                              Director                                  June 15, 1999
     -----------------------------
          (W. ANN REYNOLDS)


* BY:  /S/ MICHAEL I. MILLER
     ---------------------------------
         MICHAEL I. MILLER
         ATTORNEY-IN-FACT


                                    SIGNATURE


   Pursuant to the requirements of the Securities Act of 1933, Owens Corning Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 15, 1999.

                            OWENS CORNING CAPITAL II

                            By: OWENS CORNING, as Depositor


                                  By:  /s/ Michael I. Miller
                                       ---------------------
                                          Name:  Michael I. Miller
                                          Title:  Vice President and Treasurer

                                    SIGNATURE


         Pursuant to the requirements of the Securities Act of 1933, Owens Corning Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 15, 1999.

                                 OWENS CORNING CAPITAL IV

                                 By: OWENS CORNING, as Depositor


                                 By:  /s/ Michael I. Miller
                                      ---------------------
                                         Name:  Michael I. Miller
                                         Title:  Vice President and Treasurer

                               INDEX TO EXHIBITS


         The following Exhibits are filed as part of this registration statement:



   EXHIBIT NO.    EXHIBIT
   -----------    -------
   4.6.4          Certificate of Trust of Owens Corning Capital IV.
   4.6.5          Declaration of Trust of Owens Corning Capital IV.
   4.6.6          Form of Amended and Restated Trust Agreement for Owens Corning
                  Capital IV.
   5.1.1          Opinion of Shearman & Sterling as to the legality of the
                  Securities (other than the Preferred Securities of the trusts) being registered.
   5.1.2          Opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel, relating to the legality of the Preferred Securities of Owens Corning Capital II and Owens Corning Capital IV.
   12.1           Computation of Ratio of Earnings to Fixed Charges and Ratio of
                  Earnings to Fixed Charges and Preferred Stock Dividends.
   23.1           Consent of Arthur Andersen, LLP, independent public
                  accountants.
   23.2           Consent of Shearman & Sterling (included in Exhibit 5.1.1).
   23.3           Consent of Morris, Nichols, Arsht & Tunnell, special Delaware counsel (included in Exhibit 5.1.2).
   25.3           Form T-1 Statement of Eligibility of Wilmington Trust Company,
                  as Institutional Trustee under the Amended and Restated Trust
                  Agreement of Owens Corning Capital IV.
   25.5           Form T-1 Statement of Eligibility of Wilmington Trust Company,
                  as Guarantee Trustee under the Guarantee for Owens Corning
                  Capital IV.